Exhibit 10(ai)

                               AGREEMENT OF LEASE

                                     between

                             TRAMMELL CROW NE, INC.

                                    Landlord

                                       and

                           PLAYTEX MANUFACTURING, INC.

                                     Tenant


                                    Premises:

                                   Suite ____
                    75 Commerce Drive, Allendale, New Jersey

                          Approximately 43,574 sq. ft.
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                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

1.    PREMISES.............................................................  3

2.    TERM.................................................................  3

3.    CONSTRUCTION.........................................................  4

4.    INTENTIONALLY OMITTED................................................  9

5.    RENTAL...............................................................  9

6.    USE.................................................................. 10

7.    INSURANCE............................................................ 10

8.    INCREASE OF INSURANCE RATES.......................................... 12

9.    FIRE AND OTHER CASUALTY.............................................. 12

10.   REPAIRS AND MAINTENANCE.............................................. 13

11.   COVENANTS AGAINST LIENS.............................................. 15

12.   ALTERATIONS.......................................................... 16

13.   CONDEMNATION......................................................... 17

14.   ACCESS AND RIGHT TO EXHIBIT.......................................... 19

15.   ASSIGNMENT AND SUBLETTING............................................ 20

16.   RULES AND REGULATIONS, COMPLIANCE WITH LAWS.......................... 22

17.   UTILITIES............................................................ 24

18.   SIGNS................................................................ 25

19.   TAXES................................................................ 26

20.   ADDITIONAL CHARGES................................................... 27

21.   NON-LIABILITY OF LANDLORD............................................ 32

22.   INDEMNITY............................................................ 32


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23.   RIGHT TO CURE DEFAULT................................................ 33

24.   REMEDIES UPON DEFAULT................................................ 34

25.   INTENTIONALLY OMITTED................................................ 37

26.   MORTGAGE PRIORITY.................................................... 37

27.   SURRENDER OF PREMISES................................................ 37

28.   UNAVOIDABLE DELAYS................................................... 38

29.   LANDLORD'S REVIEW, CONSENT OR APPROVAL............................... 39

30.   SECURITY............................................................. 39

31.   CERTIFICATION........................................................ 41

32.   WAIVER OF TRIAL BY JURY.............................................. 42

33.   QUIET ENJOYMENT...................................................... 42

34.   LANDLORD............................................................. 42

35.   NOTICES.............................................................. 43

36.   COVENANTS, EFFECT OF WAIVER.......................................... 43

37.   HOLDING OVER......................................................... 44

38.   REFERENCE............................................................ 44

39.   ENTIRE AGREEMENT..................................................... 44

40.   ATTORNMENT........................................................... 45

41.   REAL ESTATE BROKER................................................... 45

42.   VALIDITY OF LEASE.................................................... 45

43.   COMMON AREAS......................................................... 46

44.   REPRESENTATIONS...................................................... 46

45.   ENVIRONMENTAL COMPLIANCE............................................. 46

46.   ACCESS LAWS.......................................................... 50


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47.   ERISA................................................................ 51

48.   OPTION TO RENEW...................................................... 52

49.   RIGHT OF FIRST OFFER TO LEASE CONTIGUOUS SPACE....................... 53

50.   NON-BINDING NATURE OF SUBMITTAL...................................... 55

51.   MEMORANDUM OF LEASE.................................................. 55


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                               AGREEMENT OF LEASE

                                    PREAMBLE

      This Agreement of Lease (this "lease") consists of this Preamble and the Terms and Conditions and includes the indicated exhibits, which are incorporated herein by reference. The Landlord and Tenant identified below agree to the leasing of the premises indicated on the terms and conditions specified in this lease and agree that the following terms whenever used in this lease shall have the meanings indicated unless the terms are otherwise expressly modified, limited or expanded herein.

(1)  LANDLORD: TRAMMELL CROW NE, INC., a Delaware corporation

     ADDRESS:  Commerce Center
               1810 Chapel Avenue West
               Suite 220
               Cherry Hill, New Jersey 08002

(2) TENANT: PLAYTEX MANUFACTURING, INC., a Delaware corporation

    ADDRESS:   300 Nyala Farms Road
               Westport, CT  06880

(3) DATE OF LEASE: May 7, 1997

(4) PREMISES:     The portion of the Building to be constructed by Landlord at
                  75 Commerce Drive, Allendale, NJ 07401, as shown on Exhibits
                  "A" and "B"

(5) TERM: Fifteen (15) years

    RENEWAL OPTIONS:  Two (2) five year options to renew per Paragraph 48.

(6) SIZE OF ENTIRE BUILDING: Approximately 114,206 Sq. Ft.

    SIZE OF LEASED PREMISES:  Approximately 43,574 Sq. Ft.

    BASE RENT SQUARE FOOTAGE:  43,030 Sq. Ft.

(7) BASE RENT:

    TOTAL LEASE BASE RENTAL:  $9,272,965.00

    ANNUAL BASE RENTAL:
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                              Years 1  -  5      $ 557,238.50
                              Years 6  - 10      $ 632,541.00
                              Years 11 - 15      $ 664,813.50

     MONTHLY BASE RENTAL:

                              Months 1   -  60    $ 46,436.54
                              Months 61  - 120    $ 52,711.75
                              Months 121 - 180    $ 55,401.13

     RENT DUE DATE:   First of Month

(8)  SECURITY DEPOSIT: $46,436.54

(9)  TENANT'S ALLOCABLE PERCENTAGE: 38.15%

(10) ESTIMATED ADDITIONAL MONTHLY RENTAL CHARGE
     (INCLUDING TAXES AND ADDITIONAL CHARGES AS
     PROVIDED IN PARAGRAPHS 19 AND 20):            $ 9,441.03

(11) PERMITTED USE: Office, Laboratory, Warehouse and ancillary uses thereto

(12) INSURANCE REQUIREMENTS:

     LANDLORD:  Per Paragraph 20

     TENANT:    Per Paragraph 7

(13) BROKER: Sitar Company and E.S. Gordon Company of N.J.

(14) TAX IDENTIFICATION NO.

     LANDLORD:  22-2698417

     TENANT:

(15) TENANT SIC NO:

(16) EXHIBITS:    A.    Site Plan

                  B.    Space Plan of Premises

                  C.    Schedule of Plans and Specifications

                  C-1   Schedule of Allowance Items


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                  D.    Schedule of Above Standard Improvements

                  E.    Form of Estoppel Certificate

                  F.    Subordination, Non-Disturbance and Attornment Agreement

                  G     Memorandum of Lease

(17) PARKING: One Hundred Twenty Seven (127) Spaces Unreserved/in common

(18) PROJECT: Landlord's Work and Tenant's Work


                             TERMS AND CONDITIONS

      1. PREMISES. The Landlord hereby leases to Tenant and Tenant hereby takes from Landlord, those certain premises, consisting of a portion of a building constructed or to be constructed by Landlord (which building and premises are hereinafter referred to as the "Building" and the "Premises", respectively), located at the address stated in (4) of the Preamble and more particularly described on Schedule "A" attached hereto and made a part hereof, subject however, to all of the terms, covenants, provisions and conditions herein set forth and to all present and future liens, encumbrances, conditions, rights, easements, restrictions, rights-of-way, covenants, other matters of record, and zoning and building laws, ordinances, regulations and codes affecting or governing the Building or which may hereafter affect or govern the Building, and such matters as may be disclosed by inspection or survey, provided the same do not materially impair the use and enjoyment of the Premises by Tenant for the purpose hereinafter stated in Paragraph 6.

            TO HAVE AND TO HOLD the Premises for the term and at the rents herein set forth.

            2. TERM.

                  (a) The term of this lease (hereinafter referred to as "Term") shall be for the period stated in (5) of the Preamble, commencing on the Commencement Date, as hereinafter defined, unless sooner terminated as herein expressly provided. In the event however, that the Commencement Date is not the first day of a month, then the Term shall end on the last day of the month in which the anniversary of the Commencement Date shall fall.


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                  (b) The Term, and the Tenant's obligation to pay Rental, as hereinafter defined, shall commence on the earlier of the following dates (which date is hereinafter referred to as the "Commencement Date"): (a) On "Delivery of Possession" (as hereinafter defined in Paragraph 3); or (b) the date on which Tenant shall first conduct any material business activities on the Premises.

                  (c) For purposes of this lease, a "Lease Year" shall be deemed to be each consecutive period of twelve (12) full calendar months during the Term hereof, except that the first Lease Year shall also include the fractional portion of the month, if any, immediately following the Commencement Date, and that the last Lease Year shall run only from the day following the termination of the previous Lease Year to the termination date of the lease.

                  (d) When the Commencement Date has been determined, at the request of either party Landlord and Tenant shall execute and deliver a letter agreement confirming the Commencement Date and the scheduled expiration date of this lease.

            3. CONSTRUCTION.

                  (a) Landlord's Work. Landlord shall construct improvements to the Premises in accordance with the terms of this Paragraph 3 ("Landlord's Work"). Landlord's Work consists of all improvements shown on the outline plans and specifications listed on the schedule attached hereto as Exhibit "C".

                  (b) Tenant Plans. Tenant's architect has commenced preparation of the construction documents required to construct Landlord's Work (the "Plans and Specifications"), which Plans and Specifications shall include all plans and specifications required to obtain permits, bid and perform Landlord's Work, including but not limited to mechanical, electrical and plumbing plans and finish schedules. Landlord and Tenant shall fully and completely cooperate in the preparation of the Plans and Specifications. The Plans and Specifications remain subject to Landlord's review and approval. Tenant's architect shall complete the Plans and Specifications and Tenant shall provide the Plans and Specifications to Landlord within a reasonable time period after the effective date of this lease. Tenant may forward to Landlord from time to time progress prints for portions of Landlord's Work. Within five business days of receipt of a progress print Landlord shall, in writing, either approve the progress print or specify in detail any objections. Any improvements requested by Tenant and shown on the Plans and Specifications but not contemplated by the outline plans and specifications listed on Exhibit C (i) shall be subject to


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Landlord's consent, and (ii) shall result in extension of the Scheduled
Completion Date by the amount of additional time required to construct or install such improvements, if any.

                  (c) Changes by Tenant. Any changes in Landlord's Work desired by Tenant are subject to (i) Landlord's prior approval and (ii) Tenant's execution of a change order confirming the change to be made and the cost, if any, to Tenant to implement the change. The cost of a proposed change shall include all third party costs to be incurred by Landlord as a result of such change (including the amount charged by Landlord's contractor for the change and any related design professional and permitting fees) ("Third Party Costs") plus a construction management fee to Landlord equal to five percent (5%) of such third party costs. Tenant shall direct all questions and requests for changes to Landlord and not to any design professional or contractor retained by Landlord in connection with the construction of Landlord's Work, it being understood that such design professionals and contractors have no authority to bind Landlord. Third Party Costs shall be priced in accordance with the prices provided in the original bid for Landlord's Work. For example, if unit pricing is specified in the original bid for Landlord's Work and a price of 10.00 for each of a particular item is specified, then the costs incurred by Landlord for the purposes of this Paragraph shall be based upon the same per unit price. For work or materials not provided in the original bid for Landlord's Work, the costs shall be based on competitive bids for such work, unless Tenant shall specify otherwise. Tenant shall have the right to review Landlord's computation of its Third Party Costs and Landlord shall provide to Tenant, upon Tenant's request, with access to Landlord's records for such purpose.

                  (d) Schedule. Landlord shall use diligent efforts to substantially complete Landlord's Work by the nine (9) month anniversary of the date the Plans and Specifications have been approved by Landlord (the "Scheduled Completion Date"), subject to extension for Permitted Delays (defined below). If substantial completion of Landlord's Work is delayed by more than thirty (30) days beyond said nine (9) month period due to Permitted Delays that are within Tenant's control (including but not limited to Tenant's failure to timely approve plans and other submissions, changes in Landlord's Work requested by Tenant, or delays caused by Tenant's performance of Tenant's Work) ("Tenant Delays"), then on the Commencement Date Tenant shall pay to Landlord, as additional rent, one day's Base Rent for each day by which substantial completion of Landlord's Work is delayed more than thirty (30) days due exclusively to Tenant Delays. Notwithstanding the foregoing, Landlord shall substantially complete Landlord's Work by the fifteen (15) month anniversary of the date the Plans and Specifications have been approved by Landlord, subject only to Tenant Delays, but expressly not


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subject to Permitted Delays that are not Tenant Delays.

                  "Delivery of Possession" shall be deemed to have occurred when Landlord has procured a Certificate of Occupancy for the Premises, whether Temporary or Permanent, authorizing occupancy of the Premises for the Permitted Uses and tenders possession of the Premises to Tenant substantially completed in accordance with the Plans and Specification and in broom clean condition. Landlord shall not, however, have any responsibility for obtaining a Certificate of Occupancy for any improvements installed or to be installed in the Premises by Tenant; if issuance of a Certificate of Occupancy is delayed by more than thirty (30) days due to any work to be performed by Tenant in the Premises, Delivery of Possession shall be deemed to occur thirty (30) days after the date when the Certificate of Occupancy would have been issued but for the work to be performed by Tenant. Landlord shall notify Tenant in writing at least ten (10) business days prior to the date Landlord expects the Premises to be substantially completed and ready for Delivery of Possession as aforesaid. Subject to Tenant's rights and Landlord's obligations under this lease and Tenant's warranty rights, relating to Landlord's Work, the taking of possession by Tenant in a material manner shall be deemed presumptive to establish that Tenant has accepted the Premises, that said improvements have been completed in accordance with the Plans and Specifications and that the Premises are in good and satisfactory condition, as of when possession was so taken, subject to Landlord's completion of punchlist items as provided in Paragraph 3(f) hereof.

                  The Scheduled Completion Date shall be extended by the duration of any delay (as reasonably determined by the Project's architect) which is caused by: (i) changes in Landlord's Work which have been requested by Tenant; (ii) force majeure delays, including but not limited to delays caused by labor disputes, fire or other casualty, or availability of materials through regular sources of supply; (iii) any failure by Tenant, without regard to any grace period that may be applicable thereto, to furnish any required plan, information, approval or consent in a timely manner upon reasonable request therefor (including without limitation the Plans and Specifications) and within the required period of time; or (iv) the performance of any work or activity in the Premises by Tenant or any of its employees, agents or contractors, including without limitation the installation of furniture or trade fixtures. Delays in the completion of construction due to any of the foregoing are referred to herein as "Permitted Delays."

                  (e) Construction. Landlord shall, in a good and workmanlike manner, cause the Premises to be improved and completed in accordance with the Plans and Specifications. Landlord reserves the right, at its sole cost and expense, to the


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extent that such substitutions or changes increase the cost of the Project: (i)
to make substitutions of material of equivalent grade and quality when and if any specified material shall not be readily and reasonably available, and (ii) to make changes necessitated by conditions met in the course of construction, provided that Tenant's approval of any material change shall first be obtained (which approval shall not be unreasonably withheld or delayed so long as there shall be general conformity with the Plans and Specifications). As of the Commencement Date of the Term, the Building and the Premises shall comply with all federal, state and local laws and ordinances applicable thereto, other than to the extent such compliance is dependent on work performed or to be performed by Tenant.

                  As soon as Landlord deems construction of the Premises sufficiently completed to allow Tenant to do so, Landlord shall allow Tenant access to the Premises prior to the Commencement Date for the construction and installation of Tenant's furniture, fixtures and equipment ("Tenant's Work"). Such access shall in any event be given in sufficient time as to permit Tenant to complete Tenant's Work before the Commencement Date if Tenant's Work is performed in the ordinary course. Prior to commencing such work, Tenant shall
(i) obtain Landlord's written approval of professionally prepared plans and specifications, prepared at Tenant's expense, for Tenant's Work, and (ii) deliver to Landlord certificates of insurance confirming that Tenant has in force the insurance required by this Lease and that Tenant's contractor maintains commercial general liability insurance written on an occurrence basis, with a combined single limit of not less than $1,000,000, naming Landlord as an additional insured, workers' compensation insurance in statutory amounts and employer liability insurance with a limit of not less than $100,000. Tenant's entry into the Premises prior to the Commencement Date shall be at Tenant's risk, except for the negligence of Landlord, its employees, agents and contractors, and subject to all of the terms of this Lease (other than the obligation to pay rent). Any work or installation performed by Tenant shall be subject to coordination by Landlord's contractor and must be performed using workers compatible with Landlord's contractors and subcontractors in order to avoid labor disputes and delays in completion. Landlord shall not be responsible for any delays in completion of the Premises attributable to installations or work performed by or on behalf of Tenant if such delay is in excess of thirty
(30) days after the time necessary to complete such work in the ordinary course.

                  (f) Punchlist. After Landlord gives Tenant notice of the projected substantial completion of Landlord's Work as contemplated by Paragraph 3(d), representatives of Landlord, Tenant and the general contractor shall inspect the Premises for the purpose of developing a comprehensive list of punchlist items that require completion or repair. The punchlist items shall not


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suspend or delay the commencement of the lease Term, but Landlord shall, as soon as reasonably possible following the Commencement Date, complete the punchlist items.

                  (g) Construction Costs; Above Standard Improvements. Landlord shall pay the cost of designing, constructing and installing Landlord's Work, subject to the following limitations: (i) the amount payable by Landlord to Tenant's architect in connection with the design of Landlord's Work, Tenant's Work, administrative expenses in connection with the Project and preparation of the Plans and Specifications (including, without limitation, programming/schematics, preliminary design, design development, construction documents, bidding and negotiation and construction administration) shall not exceed $104,000.00 (the "Architectural Cap"); (ii) the amount payable by Landlord for construction and installation of the HVAC system in the Premises shall not exceed $465,000.00 (the "HVAC Cap"); (iii) the amount payable by Landlord for construction and installation of the other allowance items noted on Exhibit C-1 shall not exceed $150,000.00 (the "Exhibit C-1 Cap"); and (iv) Tenant shall pay, as hereinafter set forth, the sum of Nine Hundred Fifty Thousand Dollars ($950,000) to reimburse Landlord for the cost of designing, constructing and installing that portion of Landlord's Work described in Exhibit "D" attached hereto (the "Above Standard Improvements"). Any fees and expenses of Tenant's architect in excess of the Architectural Cap shall be paid directly by Tenant when due. All costs incurred by Landlord for the construction and installation of the HVAC system above the HVAC Cap and the other allowance items in excess of the Exhibit C-1 Cap (collectively, any amounts incurred by Landlord for the HVAC and the items set forth on Exhibit C-1 in excess of the HVAC Cap or the Exhibit C-1 Cap, as applicable, the "Excess Allowance Costs") shall be paid by Tenant. In calculating any Excess Allowance Costs, the cost of the HVAC system and the items set forth on Exhibit C-1 shall include all actual hard and actual and reasonable soft costs incurred by Landlord in connection with the construction of items to which the Excess Allowance Costs relate, including but not limited to architectural and engineering fees, the cost of labor and materials, including the general contractor's overhead and profit, and a construction management fee to Landlord equal to five percent (5%) of all such hard and soft costs. The Excess Allowance Costs and the cost of the Above Standard Improvements shall be paid by Tenant as provided herein.

                  Landlord shall require its general contractor to breakout in its bid the cost of the allowance items noted on Exhibit C-1. After Landlord's acceptance of the bid from its general contractor Landlord shall give Tenant written notice, in reasonable detail, of the estimated Excess Allowance Costs. As Landlord makes each payment to a contractor on an invoice including a portion of the items or items to which estimated Excess Allowance Costs relate, Tenant shall pay to Landlord to


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portion of such payment bearing the same relationship to such payment as the estimated Excess Allowance Costs bear to the full estimated cost of the item or items to which such Excess Allowance Costs relate. Tenant shall retain 10% of each such payment until Landlord's Work is complete and all punch-list items are completed to Tenant's reasonable satisfaction. Promptly after substantial completion of the Premises Landlord shall provide Tenant with a statement in reasonable detail of the Excess Allowance Costs along with all supporting documentation. The amount by which the actual Excess Allowance Costs exceed the estimated amount paid by Tenant as set forth above, less the retainage if any punch-list items remain outstanding, shall be paid by Tenant within fifteen (15) days after receipt of such statement. Tenant shall have the right to review, at its request, all invoices, receipts and related records from design consultants and contractors included within the Excess Allowance Costs.

                  Within thirty (30) days after notice to Tenant that the Building is fifty percent complete, Tenant shall pay to Landlord forty percent of the charge for the Above Standard Improvements (i.e., $380,000), subject to a retainage of 10% to be held by Tenant as hereinafter described. Thereafter, no more often then once in any thirty (30) day period, Tenant shall, upon written request by Landlord, pay to Landlord progress payments reflecting the percentage above fifty percent (50%) by which the Above Standard Improvements (and not the Building) have been completed by such date, subject in each case to 10% retainage to be held by Tenant until the Above Standard Improvements are complete and all punch-list items relating thereto are completed to Tenant's reasonable satisfaction. Any request for a payment relating to the Above Standard Improvements shall contain a signed statement by the Project's architect as to the percentage of the Building, as to the initial payment, and the Above Standard Improvements, as to other payments, that has been completed. The 10% retainage shall be paid by Tenant to Landlord within fifteen (15) days after the later of the Delivery of Possession or the completion by Landlord of the punchlist items to the reasonable satisfaction of Tenant. The Above Standard Improvements shall be deemed the property of Tenant and, to the extent readily removable by Tenant without material damage to the Premises shall be removed by Tenant upon the expiration or sooner termination of this lease. The remaining Above Standard Improvements shall be left in place, provided, however, that Tenant shall cap or seal any open plumbing, sewer and electrical outlets or inlets. All damage caused by such removal repaired, unless prior to such expiration or sooner termination Landlord gives Tenant written notice requiring that the Above Standard Improvements remain as part of the Premises upon such expiration or sooner termination.


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                  (h) Landlord shall appoint at least two (2) construction
representatives who shall have authority to bind Landlord with respect to any consent or approval required in connection with Landlord's Work or Tenant's Work, at least on of whom shall be available at all times.

                  (i) Except as expressly set forth herein, Tenant shall have no responsibility to pay for any of Landlord's Work and Landlord shall bear the full risk of Landlord's Work exceeding any anticipated cost for any reason whatsoever.

            4. INTENTIONALLY OMITTED. NOTE: AS PREVIOUSLY STATED, TENANT WILL NOT EXECUTE THIS LEASE UNTIL THE USE APPROVAL HAS BEEN OBTAINED AND LANDLORD HAS CLOSED (OR IS CLOSING) ON THE PROPERTY.

            5. RENTAL.

                  (a) Tenant covenants and agrees to pay to the Landlord the following Rental:

                        (i) a base rent during the Term of this lease or any extension as may be provided for herein (hereinafter called the "Base Rent") in the sum stated in the Preamble payable by Tenant in equal monthly installments as stated on or before the first day of each month, in advance, to Landlord at the office of Landlord above designated or to such other place as shall be designated by Landlord, without any prior notice or demand therefor and without any deduction, abatement or set off for any reason whatsoever, except as may be specifically provided in this Lease;

                        (ii) All charges payable pursuant to this lease as additional rental (hereinafter referred to as "Additional Rental");

                        (iii) In the event that the Commencement Date shall be other than the first day of a month, then the Tenant shall pay, on the Commencement Date, the Base Rent and Additional Rental for the fractional portion of the month on a per diem basis (calculated on the basis of a thirty-day month) until the first day of the next succeeding month.

                  Such Base Rent and Additional Rental are herein referred to collectively as "Rental".

                  (b) It is intended that the Rental provided for in this lease shall be a net return to Landlord throughout the Term hereof, free of any expense, charge or other deduction whatsoever with respect to the Premises, the Building and/or the operation, management, maintenance, repair, use or occupation


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thereof, except only as otherwise expressly provided in this lease.

                  (c) In the event that any payment of Rental due hereunder is not paid within ten (10) days of the due date thereof, a late charge of 5% for each dollar so overdue may be charged by the Landlord to defray Landlord's administrative expenses for processing late payments, provided that with respect to the first two (2) times in any twelve (12) month period that Rental is overdue, a late charge shall not be imposed unless such Rental remains unpaid for ten (10) days after written notice from or on behalf of Landlord. In addition, any Rental not paid within thirty (30) days of its due date shall bear interest at a rate equal to two percent (2%) per annum in excess of the prime rate in effect from time to time as reported in the "Money Rates" column of The Wall Street Journal (the "Prime Rate", and as increased by two percent, the "Overdue Interest Rate") from the date which is thirty (30) days after the date such Rental was due until the date paid. These late charges and interest shall be in addition to and not in lieu of any other remedy the Landlord may have under the circumstances and is in addition to any reasonable fees and charges of any agents or attorneys Landlord may employ as a result of any default in the payment of Rental hereunder, whether authorized herein or by law. Any such late charges and interest if not previously paid shall, at the option of the Landlord, be added to and become part of the succeeding rental payment to be made hereunder and shall be deemed to constitute additional Rental.

            6. USE. The Premises are to be used by Tenant solely for the Permitted Use and uses reasonably ancillary thereto, subject to and in accordance with the provisions of this lease and for no other purpose.

            7. INSURANCE.

                  (a) Tenant shall provide, on or before the earlier of Tenant's entry in the Premises or the Commencement Date, and keep in force, at all times during the Term, at its sole cost and expense, a commercial general liability insurance policy, insuring against any claim or liability for personal injury to or death of any persons, and/or damage to property occurring in, on or about the Premises, or any appurtenances thereto. Such policy shall provide for limits of liability thereunder of not less than Three Million ($3,000,000.00) Dollars in respect to personal injury or death to any person(s) and One Million ($1,000,000) Dollars in respect to property damage. The limit of any such insurance shall not limit the liability of the Tenant hereunder. This liability policy shall name as additional insureds Landlord and any managing agent and mortgagee of the Building. Although this subsection refers to a "liability


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policy," Tenant may carry the insurance required by this subsection through a combination of a commercial general liability policy (in an amount not less than $1,000,000 per person/per occurrence) and an umbrella liability policy, and/or through a blanket policy.

                  (b) Landlord agrees to obtain and keep in full force and effect, at all times during the construction period and the Term policies of insurance covering the Building and base building improvements made by the Landlord to the Premises, against all risks of physical damage, in an amount equal to the full replacement value of such improvements, without any co-insurance; rental insurance sufficient to include both Base and Additional Rental; commercial general liability insurance with a combined single limit of not less than $3,000,000.00; and such other insurance coverage as is necessary or proper, all of which insurance coverage shall be in such amounts and with such companies as is reasonable and proper. Tenant's Allocable Share of the cost of any such insurance shall be paid by Tenant as Additional Rental pursuant to Paragraph 20 hereof. Any or all insurance carried by Landlord may be carried through blanket policies and liability insurance may be carried through a combination of a commercial general liability policy (in an amount not less than $1,000,000 per person/per occurrence) and an umbrella liability policy.

                  (c) Landlord shall not provide any insurance covering the Tenant's possessions, business operations or betterments and improvements installed by Tenant in the Premises. Tenant agrees to obtain, at its sole cost and expense, an insurance policy covering its contents and a liability policy covering its business operations which shall include contractual liability.

                  (d) Tenant and Landlord, respectively, hereby release each other from any and all liability or responsibility to the other for all claims of anyone claiming by, through or under them by way of subrogation or otherwise for any loss or damage to property owned by Landlord and Tenant respectively in the Premises whether or not covered by insurance maintained by the releasing party. In the case of any conflict between this subparagraph 7(d) and any other provision of this lease, the provisions of this subparagraph 7(d) shall govern.

                  (e) Each party agrees to deliver to the other party, at least fifteen (15) days prior to the time such insurance is first required to be carried by such party, and thereafter at least fifteen (15) days prior to the expiration of any such policy, either a duplicate original or a certificate of insurance and a true copy of all policies procured by such party in compliance with its obligations hereunder. All such policies shall provide for notice of cancellation to be provided thirty

(30) days prior to any cancellation. Promptly following written demand by either party, the other party shall provide evidence of the payment of all premiums then due for such party's insurance.

            8. INCREASE OF INSURANCE RATES. Tenant agrees, at its sole cost and expense, to promptly comply with all of the rules and regulations of the Insurance Service Organization of New Jersey having jurisdiction, or any similar body with respect to its operations at the premises. If, at any time, as a result of or in connection with any failure by Tenant to comply with the foregoing provision, or as a result of any act or omission or commission by Tenant, its employees, agents, contractors, invitees, licensees or subtenants, or as a result of or in connection with the use to which the Premises are put, notwithstanding that such use may be for the purpose herein permitted or that such use may have been consented to by Landlord, any insurance rate applicable to the Building and/or to the contents thereof, shall be higher than that which would be applicable for the reasonable least hazardous types of occupancy legally permitted therein, then and in any of such events, Tenant shall pay such additional premiums for all insurance policies in force with respect to the Building. Tenant shall not use nor install any electrical equipment that overloads the electric capacity provided to the Premises as part of Landlord's Work. Tenant, at its sole cost and expense, shall promptly make whatever changes are necessary to prevent or remedy such condition and to comply with all requirements of the Board of Fire Insurance Underwriters or any similar body and any governmental authority having jurisdiction thereof. For the purposes of this Paragraph, any finding or schedule of the Fire Insurance Rating Organization or any similar organization having jurisdiction shall be deemed to be conclusively binding on the parties hereto.

            9. FIRE AND OTHER CASUALTY. In case of fire or other casualty, Tenant shall give immediate written notice to Landlord. In the event the Premises shall be partially damaged by fire, the elements or other casualty, then unless Landlord or Tenant exercises any right to terminate this lease expressly provided in this Paragraph 9, this lease shall remain in full force and effect and Landlord shall, at Landlord's expense, repair the same as speedily as practicable to the extent of the original Landlord's Work, exclusive of the Above Standard Improvements, and if any portion of the Premises shall be rendered untenantable, then the Tenant's obligation to pay Rental hereunder shall abate in the same proportion which the square footage of the portion rendered untenantable bears to the total square footage of the Premises until such time as the Landlord shall have substantially repaired the Premises, except that Tenant shall not be obligated to pay any Rental hereunder except to the extent that Tenant is actually using any part of the Premises for its business use, if its laboratory operations cannot be carried on in the Premises substantially as they were before the casualty. Landlord shall be obligated to repair any damage to Above Standard Improvements provided the proceeds of insurance carried by Tenant or other funds provided by Tenant are made available to Landlord to pay the cost thereof, it being understood that Tenant is responsible for insuring the Above Standard Improvements. In the event that at least seventy five (75%) percent of the Premises shall be damaged, then the Landlord or Tenant shall have the right to terminate the lease on thirty
(30) days' written notice delivered to the other party, given within thirty (30) days of the occurrence of such damage, in which event the Rental as abated, if applicable, shall be paid up to the time of such termination and then and from thenceforth this lease shall come to an end. In the event that less than seventy five percent (75%) of the Premises is damaged, Landlord shall have One Hundred Eighty (180) days from the date of casualty to substantially restore the Premises to the same scope of work as Landlord had provided Tenant at the commencement of this lease as Landlord's Work and, if Tenant makes funds available as above provided, including the Above Standard Improvements. If Landlord has not substantially restored the Premises in the manner provided herein within such One Hundred Eighty (180) day period, subject to extension for reasons beyond Landlord's control as provided in Paragraph 28(a), which extension shall in no event exceed six (6) months, then Tenant shall have the right to terminate this Lease within thirty (30) days following the expiration of then aforesaid One Hundred Eighty (180) day period, as extended as aforesaid, by giving written notice to that effect to Landlord. As used herein, the determination of the space which is untenantable or damaged shall mean that such space which is not reasonably usable by Tenant for the business purposes carried on by Tenant in such space prior to such casualty.

            10. REPAIRS AND MAINTENANCE.

                  (a) Tenant, at its sole cost and expense, shall take good care of the Premises and shall keep, repair, replace and maintain the Premises in good order, condition and repair, and each and every part thereof (including, without limitation, painting and decorating, and the repair, maintenance and replacement of any heating, ventilating and air conditioning units or systems), except only such matters that are expressly stated herein to be within the Landlord's obligation to maintain, or, subject to the provisions of Paragraph 11 hereof, caused solely by the negligence or willful misconduct of Landlord, its contractors, employees, agents or other tenants (but only to the extent not covered by Tenant's insurance), and shall not cause nor permit any dirt, debris or rubbish to be put, placed or maintained on the sidewalks, driveways, parking lots, yards, entrances and curbs, in, on or adjacent to the Building. Tenant further agrees not to cause nor permit waste of or damage or nuisance to, in, or about the Premises or the Building. To the extent assignable, Landlord shall assign to Tenant all warranties applicable to the Premises, including, but not limited to, warranties of manufacturers and contractors, and any warranties with respect to equipment, fixtures, materials, service or operability with respect to anything contained in the Premises. Landlord shall assist Tenant, at Tenant's expense, in making any such warranty claims. In the event any such warranty is not assignable, Landlord shall be responsible for the materials or services covered by such warranty. Without in any way limiting the foregoing or any other provision of this lease, Landlord shall be responsible for any and all latent defects at the Premises for a period of two (2) years following the Commencement Date.

                  (b) Landlord, upon reasonable written notice from Tenant, shall, at Landlord's sole cost and expense, make necessary structural repairs to the exterior walls and shall keep in good order, condition and repair the exterior foundations, downspouts, gutters and roof of the Building, excluding, however, all windows, doors, signs and all repairs required by any casualty except as otherwise provided in Paragraphs 9 and 13 hereof. For the purpose of this lease, a structural repair shall be defined as any structural repair to the structural steel, footings, foundations, masonry walls, and roof of the demised Premises. Any repairs, whether structural or otherwise, resulting from damage caused by any act, omission or negligence of Tenant, any subtenant or concessionaire, or their respective employees, agents, invitees, licensees or contractors shall be performed by the Landlord and, except as provided in Paragraph 7 of this lease, the reasonable cost thereof, to the extent not reimbursed through the insurance maintained by Landlord, shall be paid by Tenant as additional rent.

                  (c) Landlord further agrees to maintain, repair and keep in good order and condition, as part of the operating expenses to be paid by Tenant as provided in Paragraph 20(a), all public or common areas surrounding the Building which are the property of the Landlord, except as otherwise herein provided, and agrees to furnish all necessary utilities to such public or common areas. The reasonable costs and expenses incurred by Landlord for maintenance, repairs, utilities, janitorial service, refuse and snow removal and security of the public or common areas shall be determined in the reasonable discretion of Landlord, to ensure the proper quality and the preservation of the reputation of the Building. Tenant shall pay its proportionate share of all reasonable costs and expenses so incurred by Landlord, as Additional Rental, in accordance with the provisions of Paragraph 20 hereof.

                  (d) All common areas are for the general use, in common, of all tenants of the Building, their employees and guests, and at all times are subject to the sole and exclusive control of the Landlord. Pursuant thereto Landlord shall have the right, from time to time, to establish, modify and enforce rules and regulations regarding the common areas, to alter, modify or otherwise change the common areas, to restrict parking and temporarily close all or any portion of any common parking area as will be legally sufficient to prevent a dedication or the accrual of any rights to any person or to the public and to do such other acts, in and to all common areas as in Landlord's reasonable judgment shall be desirable or advisable to improve or maintain such areas. In the exercise of Landlord's rights under this Paragraph 10(d) to modify common areas, Landlord shall not materially interfere with Tenant's access to the Premises, including the availability of parking in reasonable proximity to the Premises. Any rules and regulations established by Landlord pursuant to this Paragraph 10(d) shall be reasonable and in writing, with copies thereof provided to Tenant. Landlord shall not discriminate against Tenant in the enforcement of any such rules and regulations. Anywhere in this lease that access to the Premises is mentioned it shall be construed as including access to the doors, loading docks and other entrances in substantially the same manner and to substantially the same extent as provided in the original Plans and Specifications.

                  (e) Tenant shall have no right of access to the roof of the Premises or the Building and shall not install, repair, place or replace any aerial, fan, air conditioner or other device on the roof of the Premises or the Building without the prior written consent of Landlord. Landlord shall not unreasonably withhold its consent to the installation by Tenant of a satellite dish or antenna on the roof of the Building, provided that such consent may be subject to such conditions as Landlord may reasonably require, including but not limited to such screening as Landlord may require and the furnishing of appropriate insurance coverage, all at Tenant's expense. Any aerial, fan, air conditioner or other device installed without such written consent shall be subject to removal, at Tenant's expense, without notice,at any time. Landlord shall repair at Tenant's expense, any damage to the Building or roof resulting from the installation, repair, use, or replacement of any such air conditioner or other device.

            11. COVENANTS AGAINST LIENS.

                  (a) Tenant shall not do any act, nor make any contract which may create any lien or other encumbrance upon the Building or Premises, nor permit nor suffer same to remain, as a result of any labor, work, services or materials performed, supplied or furnished for or to the Tenant or the Premises. If, because of any act or omission (or alleged act or omission) of Tenant, any mechanic's or other lien or encumbrance shall be filed against the Building or Premises, whether or not such lien or encumbrance is valid or enforceable as such, Tenant, at its sole cost and expense, shall cause same to be discharged of record or bonded, within twenty (20) days after notice to Tenant of the filing thereof; and Tenant shall indemnify and save harmless Landlord against and from all damages, costs, liabilities, suits, penalties, claims and demands, including reasonable counsel fees, resulting from the creation of such lien or encumbrance. In the event Tenant fails to so comply, Landlord shall have the option of discharging or bonding any such lien or encumbrance, and Tenant agrees to reimburse Landlord for all costs, legal and other expenses incurred in connection therewith, together with interest at the Overdue Interest Rate, promptly upon demand, which sums shall be deemed to constitute Additional Rental. All materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracted by Tenant for the furnishing of any labor, services, materials, supplies or equipment, at any time from the date hereof until the end of the Term, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for same.

                  (b) Nothing in this lease shall be deemed to be, or construed in any way as constituting, the consent or request of Landlord, expressed or implied, by inference or otherwise, to any person, firm or corporation for the performance of any labor or the furnishing of any materials for any construction, rebuilding, alteration, addition or repair of or to the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials which might in any way give rise to the right to file any lien against Landlord's interest in the Building. Landlord shall have the right to post and keep posted at all reasonable times on the Premises any notice which Landlord shall deem necessary so to post for the protection of Landlord and the Building from any such lien.

            12. ALTERATIONS.

                  (a) Tenant shall not make, or cause, or permit the making of any repairs, alterations, additions, or improvements in or to the Premises that exceed $25,000 in cost, affect any of the Building systems (other than portions of such Building systems solely serving the Premises) or are visible from the outside of the Building without obtaining Landlord's prior written consent thereto in each instance, which consent, except as set forth below, may be granted or withheld in Landlord's sole discretion. In the event any such work shall cost in excess of Twenty-Five Thousand ($25,000.00) Dollars, such work shall not be commenced until Tenant shall submit to the Landlord plans and specifications relating to any such repairs, alterations, additions or improvements, and all such work shall be performed in accordance with the provisions of this lease. Landlord shall not unreasonably withhold, condition or delay its consent to any non-structural alteration, addition or improvement to the interior of the Premises that does not affect any of the Building systems (other than portions of such Building systems solely serving the Premises, such as interior ductwork). Any approval by Landlord as aforesaid may be upon condition that Tenant furnish the Landlord such evidence of Tenant's financial ability to assure completion thereof and payment therefor, as Landlord may reasonably require. All such repairs, alterations, additions or improvements to Landlord's property , when installed or attached to the Premises, shall belong to and become the property of the Landlord. All such repairs, alterations, additions or improvements to Tenant's property (including, but not limited to the Above Standard Improvements), when installed or attached to the Premises, shall belong to Tenant. Notwithstanding whether any alterations, additions or improvements are Landlord's property or Tenant's property during the Term, except to the extent otherwise provided herein, such alterations, additions and improvements shall be surrendered with the Premises and as part thereof, upon the expiration or sooner termination of this lease, without compensation to Tenant at which point, if same are Tenant's property, they shall automatically become Landlord's property. Notwithstanding the above, Landlord shall have the right to indicate in a written notice to Tenant delivered together with its consent (assuming that Landlord otherwise consents thereto), or, if Landlord's consent is not required, in response to any inquiry from Tenant, that, if Tenant proceeds to make the consented to alteration, addition, or improvements, Landlord will require the removal of such alteration, addition or improvement upon the expiration or termination of this Lease. If Landlord shall deliver such notice and Tenant shall proceed to make such alteration, addition or improvement, Tenant shall, at Tenant's sole cost and expense, remove same at the end of the Term. If Landlord's consent shall not be required or shall not be obtained for any alteration, addition or improvement and Tenant does not request a determination by Landlord of whether any alteration, addition or improvement will have to be removed at the end of the Term, Landlord shall have the right to request the removal of such alteration, addition, or improvement no less than 90 days before the end of the Term, in which event Tenant shall remove same, at Tenant's sole cost and expense, by the end of the Term.

                  (b) Any work performed by Tenant, irrespective of cost, shall be subject to the Landlord's inspection after completion to determine whether all such repairs, alterations, improvements and/or additions are constructed and performed in a first-class good and workmanlike manner and in accordance with all applicable governmental and fire underwriting requirements. The approval or consent of the Landlord shall not relieve Tenant of its obligation that all such repairs, alterations, improvements and/or additions be constructed and performed in a first-class good and workmanlike manner and in accordance with all applicable governmental and fire underwriting requirements, nor constitute a waiver of any rights of Landlord if Tenant fails to perform its obligations. Tenant, at its sole cost and expense, shall procure all necessary governmental approvals, permits or certificates in connection with all work performed by Tenant in, on or at the Premises and shall deliver copies of all such approvals, permits or certificates to the Landlord. All work performed by Tenant must be performed by reputable contractors compatible with Landlord's contractors. With respect solely to any structural work or work which affects the Buildings systems, all contractors shall be approved in advance by Landlord.

                  (c) During the course of any and all repairs, alterations, additions or improvements which the Tenant shall either be required to perform or which the Tenant shall elect to perform Tenant, at its sole cost and expense, shall at all times obtain and maintain or cause to be obtained and maintained, workmen's compensation insurance and any other insurance which shall then be required by law, together with public liability insurance as set forth in Paragraph 7 hereof, to insure against any additional hazards created in connection with the performance of any of the aforesaid work. Prior to the commencement of any such work, Tenant shall deliver to Landlord copies of all policies or certificates of insurance with respect to all policies required pursuant to this Paragraph 12(c).

            13. CONDEMNATION.

                  (a) Landlord shall give Tenant a copy of any notice of condemnation affecting the Premises promptly following the receipt thereof by Landlord. In the event that the whole of the Premises shall be taken for any public or quasi-public use under any statute or by right of eminent domain, or by private purchase in lieu thereof, then this lease shall automatically terminate as of the date that title shall be taken. In the event that a part of the Premises shall be so taken as to render the laboratory portion thereof unusable for laboratory purposes, then Landlord and Tenant shall each have the right to terminate this lease on thirty (30) days' written notice to the other, given within sixty (60) days following the date of such taking. In the event that this lease shall terminate or be terminated, the Rental hereunder shall be equitably adjusted as of the date of termination.

                  (b) In the event that a part of the Premises shall be so taken and this lease shall not terminate or be terminated pursuant to the provisions of subparagraph (a) above, then the Rental shall be equitably apportioned according to the square footage of the Premises so taken and this lease, in all other respects, shall remain in full force and effect, and Landlord, at its own cost and expense, shall restore the remaining portion of the Premises to the extent necessary to render it reasonably suitable for the purpose for which the Premises were leased, provided that such work shall not exceed the scope of the work required to be done by Landlord in originally constructing the Premises. In the event access to the Premises is taken or materially adversely affected by such taking, Landlord shall provide reasonable substitute access. If Landlord is unable to do so, this lease shall be terminable as provided in subparagraph (a) above.

                  (c) All compensation awarded or paid upon such a total or partial taking of the Building or the Premises shall be apportioned between Landlord and Tenant, with Tenant receiving the value of the Above Standard Improvements and the proportion of the value of the HVAC system and Exhibit C-1 allowance items that bears the same ratio to such value as the Excess Allowance Costs allocable to such items bore to their total cost, in each case determined by an independent appraiser acceptable to Landlord and Tenant, or as may otherwise be determined by agreement of the parties. Tenant shall have the right to seek and prosecute any claim directly against the condemning authority in such condemnation proceedings for moving expenses, inventory and/or movable trade fixtures, furniture and other personal property belonging to Tenant, so long as such claim shall not diminish or otherwise adversely affect Landlord's award.

                  (d) Provided same does not waive any right which Tenant may have to any award, Tenant agrees to execute and deliver such instruments as may be deemed necessary or required to expedite any condemnation proceedings or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the Premises or any portion thereof. On or before the effective date of such taking, Tenant covenants and agrees to vacate the Premises, remove all of its personal property therefrom and deliver up peaceable possession thereof to Landlord or to such other party designated by Landlord. Failure by Tenant to comply with any provision hereof shall subject Tenant to such reasonable costs, expenses, damages and losses as Landlord may incur by reason of Tenant's breach hereof.

            14. ACCESS AND RIGHT TO EXHIBIT.

                  (a) Landlord and its designees shall have the right to place and maintain all utility equipment of any kind, in and on the Premises as may be necessary or desirable to serve the Building or any portion thereof, provided that except for portions of such equipment serving the Premises, such utility equipment must be located in pipe chases, utility closets or otherwise above ceilings or within walls, so as to minimize interference with Tenant's use of the Premises. Landlord and its designees shall have the right to enter upon the Premises at all reasonable hours upon reasonable prior notice (and in emergencies at all times):

                        (i) to inspect the same;

                        (ii) to make repairs, additions or alterations to and/or to complete initial construction of, the Premises and/or to the Building or to prevent waste or depreciation thereof; or

                        (iii) to exhibit the Premises to any prospective purchaser or mortgagee; or

                        (iv) for the period commencing one hundred eighty (180) days prior to the end of the Term, to exhibit the Premises to prospective tenants.

                  The access rights reserved by Landlord under this Paragraph shall be subject to such reasonable security measures as Tenant may from time to time institute, provided that such security measures shall not have the practical effect of denying Landlord reasonable access to the Premises for the purposes set forth above. This Paragraph shall not be deemed to be a covenant by Landlord nor be construed to create an obligation or duty on the part of Landlord to make such inspection, repairs, additions or alterations except as otherwise herein provided. Any performance by Landlord hereunder shall not be deemed a waiver of Tenant's default in failing to perform any repair or other obligations for which Tenant is responsible under this lease, nor shall Landlord be liable for any inconvenience, disturbance, loss of business, loss of use of the Premises or any other damage suffered by Tenant, due to said performance by Landlord, and the obligations of Tenant pursuant to this lease shall not thereby be affected in any manner whatsoever. Landlord agrees to exercise due care to cause the least reasonably possible interference with Tenant's business, but Landlord shall not be required to employ labor on weekends or on an overtime basis to avoid or reduce any such interference unless (i) the need for such work being performed is due to Landlord's negligence, (ii) such work is not required, but rather is being done solely for the benefit of Landlord or another tenant, or (iii) Tenant agrees to pay for any reasonable additional cost to Landlord for such work to be conducted on weekend or on an overtime basis.

                  (b) Landlord shall have the right, upon reasonable notice and at reasonable times, to carry material in and on the Premises and to perform work in or on the Premises as may be required pursuant to the provisions of this lease, without the same constituting an actual or constructive eviction to

Tenant, in whole or in part, without the same permitting any rent reduction or abatement and, subject to Paragraph 7 hereof, without the Tenant having the right to assert any claim for damages other than damage to the Tenant's tangible property caused directly by the negligence of the Landlord, its employees, contractors or agents. In no event shall the Landlord be liable for any inconvenience, disturbance, loss of business, loss of use of the Premises or any consequential damages which Tenant may suffer. Landlord agrees to exercise due care to cause the least reasonably possible interference with Tenant's business, but Landlord shall not be required to employ labor on weekends or on an overtime basis to avoid or reduce any such interference unless (i) the need for such work being performed is due to Landlord's negligence, (ii) such work is not required, but rather is being done solely for the benefit of Landlord or another tenant, or (iii) Tenant agrees to pay for any reasonable additional cost to Landlord for such work to be conducted on weekend or on an overtime basis.

            15. ASSIGNMENT AND SUBLETTING.

                  (a) Tenant shall not either voluntarily, or by operation of law, assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees, agents, servants and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord. When Tenant requests Landlord's consent to such assignment or subletting, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide CPA prepared (and audited, if available) financial statements for the proposed assignee or subtenant. Except in the case of a Permitted Transferee, Landlord shall have the option (to be exercised within twenty (20) days from the submission of Tenant's request) to cancel this Lease as of the commencement date stated in the proposed sublease or assignment. If Landlord shall not exercise its option within the time set forth above, its consent to any proposed assignment or subletting shall not be unreasonably withheld, conditioned or delayed, provided that: (i) the proposed user shall be of a character, and shall be engaged in a business, in keeping with the commercial standards generally applied by Landlord for new tenants in Allendale Corporate Center, (ii) the proposed user shall have a financial condition in keeping with the commercial standards generally applied by Landlord for new tenants in Allendale Corporate Center; (iii) the proposed assignee or subtenant shall not then be occupying other space in the Building, and as a result would cease to occupy such space, nor shall it be a prospective tenant then negotiating with Landlord for comparable sized space; (iv) the proposed user shall not have parking requirements in excess of the parking made available to Tenant under this Lease; (v) Tenant shall not publicly advertise (whether through mail solicitation of brokers or otherwise) Tenant's net offered rent if such rent is less than the net effective rent then being offered by Landlord for new leases of space in Allendale Corporate Center; (vi) any sublease shall be for the entire Premises; and (vii) the documents creating the sublease or assignment, and the nature of the fixtures and improvements to be performed or installed, shall be subject to Landlord's approval.

                  (b) Anything contained in this Paragraph to the contrary notwithstanding: (i) Tenant may mortgage, pledge or encumber its leasehold interest without the need for Landlord's consent, but upon prior written notice to Landlord, to an institutional lender, but only as part of a pledge by Tenant of all or substantially all of its assets to such institutional lender as security for corporate financing provided by such lender to Tenant; and (ii) Tenant may assign this Lease or sublet the Premises without the need for Landlord's consent, but upon prior written notice to Landlord, to a corporation that is the parent or subsidiary corporation of Tenant, a subsidiary of Tenant's parent, or the successor to substantially all of Tenant's business, or to an entity into which or with which Tenant is merging or consolidating (a "Permitted Transferee"). Landlord shall not have the right to recapture the premises or cancel this lease by virtue of any event covered by this subparagraph 15(b).

                  (c) If Landlord approves an assignment or subletting as herein provided, Tenant shall pay to Landlord, as Additional Rent, 50% of the amount, if any, by which the Base Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to the provisions of this Lease, is less than the net rent payable by the assignee or sublessee to Tenant (i.e., the rental or other consideration payable by the assignee or sublessee, reduced by the reasonable costs incurred by Tenant in connection with such assignment or sublease, including commissions and improvements costs). A consent to one assignment, subletting, occupation or use shall not be deemed to be a consent to any other or subsequent assignment, subletting, occupation or use. Consent to any assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any assignment or subletting without Landlord's consent shall be void, and shall, at the option of the Landlord, constitute a default under this Lease. In the event that Landlord shall consent to a sublease or assignment hereunder, Tenant shall pay any brokerage fees related the subletting or assignment of the Premises to any broker utilized by Tenant or its subtenant, but not Landlord. Upon any assignment permitted under this lease, the assignee shall be entitled to all of Tenant's rights under this lease without the need for any additional consent or approval by Landlord.

                  (d) Upon the occurrence of an "event of default" as hereinafter defined, if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided, or provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder.

            16. RULES AND REGULATIONS, COMPLIANCE WITH LAWS.

                  (a) Tenant agrees, at all times during the Term hereof, and at its sole cost and expense:

                        (i) to take reasonable steps (including but not limited to, when required pursuant to Paragraph 12(b) of this lease, obtaining Landlord's prior approval of contractors proposed to be used by Tenant) to avoid any action which would violate Landlord's union contracts, if any, affecting the Building or the Premises, or which would create any work stoppage, picketing, labor disruption or dispute, or which would damage, delay or interfere with any work performed or to be performed by Landlord or by any other persons in or about the Building, or which hinder the activities or operations of the Landlord in bringing about the cessation of any work stoppage, picketing or other labor disruption or dispute affecting the Building or any work being performed or to be performed in or about the Building;

                        (ii) to pay promptly and when due, all taxes, licenses, fees, assessments or other charges levied or imposed upon the business of Tenant or upon any fixtures, furnishings or equipment in, on or at the Premises;

                        (iii) not to commit any waste or nuisance, nor use the plumbing facilities for any purpose injurious to same or dispose of any garbage or any other foreign substance therein, nor place a load on any floor in the Premises exceeding the floor load per square foot which such floor was designed to carry, nor install, operate and/or maintain in the Premises any heavy equipment except in a location approved by Landlord, nor install, operate and/or maintain in the Premises any electrical equipment which will overload the electrical system therein, or any part thereof, beyond its capacity for proper and safe operation as determined by Landlord or which does not have Underwriter's approval.

                        (iv) to keep the Premises in a reasonably neat, clean, orderly and sanitary condition, free of all insects, rodents, vermin and pests of every type and kind;

                        (v) not to use the Premises for any purpose of business which is illegal, noxious, offensive because of the emission of noise, smoke, dust or odors or which could damage the Building or be a nuisance or menace to or interfere with, any other tenants or the public other than the Permitted Use;

                        (vi) to comply with all requirements of all suppliers of public utility services to the Building and not to suffer or permit any act or omission the consequence of which could be to cause the interruption, curtailment, limitation or cessation of any utility service to the Building;

                        (vii) to retain trash, rubbish and garbage created by the Tenant, its representatives, guests, licensees, or invitees within the demised Premises (or within dumpsters maintained by Tenant within its loading dock area, adjacent to the Building and under the roof overhang) until removed from the site at Tenant's expense.

                  (b) Tenant further agrees, at its sole cost and expense, to promptly comply, or cause compliance, with all laws, ordinances, orders, rules, regulations and requirements of all federal, state, county and municipal governments, and appropriate departments, commissions, boards and offices thereof, foreseen or unforeseen, ordinary as well as extraordinary, and whether or not the same shall presently be within the contemplation of the parties hereto or shall involve any change of governmental policy. Notwithstanding the foregoing, Tenant shall not be obligated to make any alteration or addition to the Building structure or systems in order to comply with such laws and other requirements unless such alteration or addition is required because of Tenant's particular use of the Premises (and not, by contrast, required for general office or warehouse use). Any alterations or additions to the Building structure or systems required to comply with laws and other requirements of general application to office and warehouse use shall be made by Landlord and the cost thereof, together with interest thereon at the Prime Rate, shall be amortized over the expected useful life of such alteration or addition, with Tenant responsible for its proportionate share of such amortized sums as part of the additional charges payable by Tenant pursuant to Paragraph 20 hereof.

                  (c) No abatement, diminution or reduction of the Rental or other charges required to be paid by Tenant pursuant to the terms of this lease, shall be claimed by, or allowed to, the Tenant for any inconvenience, interruption, cessation or loss of business or otherwise caused directly or indirectly by any present or future laws, rules, requirements, orders, directions, ordinances or regulations of the federal, state, county or municipal government, or of any other governmental or lawful authority whatsoever, or as a result of any diminution of the amount of space used by Tenant caused by legally required changes in the construction, equipment, operation or use of the Premises.

                  (d) Tenant, following notice to Landlord, shall have the right to contest by appropriate legal proceedings, at its sole cost and expense, the validity of any law, ordinance, order, rule, regulation or requirement of the nature herein referred to, provided, however, that:

                        (i) any noncompliance shall not constitute a crime on the part of the Landlord or otherwise adversely affect, jeopardize or threaten the interest of Landlord;

                        (ii) Tenant shall diligently prosecute any such contest to a final determination by a court, department or governmental authority having final jurisdiction and keep Landlord advised in writing as to all changes in status and determinations in connection with any such proceedings, or otherwise comply with such legal requirements; and

                        (iii) Tenant shall indemnify and save harmless Landlord against any and all losses, costs, expenses, claims, penalties, actions, demands, liabilities, judgments or other damages which Landlord may sustain by reason of such contest or as a result of Tenant's failure or delay in compliance. It is agreed however that Landlord has the right to require from Tenant reasonable security to ensure Tenant's ability to perform its indemnity obligations hereunder, which security if so requested, shall be furnished to Landlord prior to the Tenant commencing or continuing with such contest, as the case may be. Landlord agrees to cooperate reasonably with Tenant, and to execute any documents or pleadings reasonably required for the purpose of any such contest, provided that the same shall be without cost or expense to Landlord. Landlord shall have the right, but not the obligation to contest by appropriate legal proceedings, at Landlord's expense, any such law, ordinance, rule, regulation or requirement.

            17. UTILITIES. Tenant agrees to pay as and when the same become due and payable, directly to the providing utility, all water rents, rates and charges, all sewer rents and all similar charges assessed or charged to the Premises during the Term, if any, all charges for electricity, gas, heat, steam, hot water, and other utilities supplied to the Premises during the Term, together with cost of repair, maintenance and replacement of all meters measuring Tenant's use or consumption thereof. As part of Landlord's Work, Landlord shall install the utility meters required by the Plans and Specifications. In the event that the charges for any of the aforesaid services are not paid as the same become due and payable, Landlord shall have the right, but not the obligation, to make such payments, in which event a sum equal to any such payments shall be paid on the first day of the following month, as Additional Rental, and shall be collectible as such, together with interest at the Overdue Interest Rate from the date advanced by Landlord until repaid. Landlord shall not be responsible or liable for the failure to supply Tenant or for the failure of the Tenant to receive, any utility service, nor shall Tenant be entitled to any cessation, abatement, reduction or other offset of Rental in the event of any failure to receive any utility service, unless such failure is due to the negligence or willful misconduct of Landlord, its employees, agents or contractors, in which event Tenant shall be entitled to abate Rental for each day that Tenant is unable to use the Premises due to such unavailability of utilities.

            18. SIGNS. Tenant may not provide, install or maintain any exterior signs on the roof or in the windows; nor shall the Tenant provide, install or maintain any exterior signs on the facade or walls of the Building or on any grounds adjacent thereto, unless:

                        (i) such installation be made in such manner as will not affect any guarantee which shall then be in force and effect;

                        (ii) all such signs shall have been approved by Landlord in writing before installation, which approval shall not be unreasonably withheld, delayed or conditioned so long as such sign is consistent with the signage program in effect for Allendale Corporate Center; and

                        (iii) all such signs must at all times conform to all applicable rules, regulations, codes and ordinances of any governmental agencies having jurisdiction thereover, and must comply with Landlord's rules and regulations governing such signs. All such signs shall be provided, installed, maintained and removed at the termination of the lease, at Tenant's sole cost and expense. Tenant further agrees that it will not place any advertisements or other type of structure or obstruction on the roof facade or walls of the Building and that it shall not operate any loudspeaker or other device which can be heard outside of the Premises. In the event that Landlord or its agents deem it necessary to remove any such signs in order to paint or make any repairs, alterations or improvements in or upon the Building or any part thereof, they may be so removed, but shall be replaced at Landlord's expense when the said repairs, alterations or improvements shall have been completed. Nothing contained in this Paragraph shall create any obligation on the part of the Landlord to make any repairs, alterations or improvements.

            19. TAXES.

                  (a) Tenant covenants and agrees that it shall pay to Landlord, as Additional Rental, its proportionate share of all real estate taxes, assessments, added assessments and other governmental charges or substitutes therefor levied, imposed, assessed or fixed on or against the Building and land constituting the entire tax lot on which the Building is constructed (the "Land") or arising from the use, occupancy or possession thereof, during the Term hereof (hereinafter collectively referred to as the "Taxes"). The proportionate share of Taxes to be paid by Tenant is set forth in Paragraph 20 of this lease.

                  (b) Landlord shall have the right to contest in good faith any such tax, assessment or added assessment and all costs and expenses, including, but not limited to, all legal fees, shall be deemed to constitute additional charges for which Tenant shall pay its proportionate share, as set forth in Paragraph 20 hereof. Tenant shall pay its share of all such costs and expenses, as Additional Rental, on the first day of the month following demand therefor. Provided that the Tenant shall have paid its proportionate share of all costs and expenses in accordance with the provisions of this Paragraph 19(b), Tenant shall be entitled to the same proportionate share of the proceeds of any refund received by the Landlord as a result of such contest.

                  (c) In the event that Landlord shall fail to contest any tax as set forth in subparagraph (b) above, despite Tenant's written request to do so, then and in such event, Tenant shall have the right to contest in good faith any such tax, assessment or added assessment, at its own cost and expense, provided, however, that notwithstanding such contest, Tenant at all times: shall when due, pay its proportionate share thereof; shall comply with all applicable laws, rules and regulations regarding the payment of taxes; shall not take any action which would adversely affect, threaten or jeopardize the interest of the Landlord in the Building or land; if Tenant requests and Landlord agrees to defer payment of such tax, assessment or added assessment during the pendency of such contest, shall promptly pay, indemnify and save Landlord harmless from, all penalties and interest which may be charged or imposed as a result of or during the pendency of, any such contest. In the event of any such contest by the Tenant, Landlord agrees to reasonably cooperate and to execute any necessary papers, provided however, that the same shall be without any cost or expense to the Landlord. However, nothing herein shall require the Landlord to withhold the payment of any tax, interest or penalty otherwise due and owing to, or charged by, the taxing authority. The net proceeds of any refund shall be distributed as provided in subparagraph (b) above.

                  (d) It is further agreed that for the first and last Lease Years of the Term hereof, the portion of all Taxes, other than such as result from added assessments, to be paid by the Tenant shall be pro rated, depending on the proportion which each such Lease Year shall bear to the tax year in which it falls. The portion of Taxes resulting from added assessments to be paid by Tenant during the first and last Lease Years of the Term shall be pro rated depending on the proportion which such Lease Year shall bear to the portion of the tax year for which the added assessment is charged.

                  (e) If, due to a change in the method of taxation or assessment, any franchise, income, profit or other tax, however designated, shall be substituted by the applicable taxing authority for the real estate taxes imposed on the Building or the Land, such franchise, income, profit or other tax shall be deemed to be included in the term real estate taxes to the extent of such substitution.

                  (f) Except as otherwise provided in subparagraph (e), Tenant shall not be obligated or required hereunder to pay any franchise, excise, corporate, estate, inheritance, succession, capital levy or transfer tax of Landlord, or any income, profit or revenue tax upon the income or receipts of Landlord.

                  (g) Tenant shall be responsible for and shall pay prior to the time when such payment shall be deemed delinquent, all taxes assessed during the Term against any leasehold interest, or any improvements, alterations, additions, fixtures or personal property of any nature placed in, on or about the Premises by the Tenant, whether such tax shall have been levied or assessed against the Landlord or the Tenant. Any such tax paid by Tenant pursuant to this subparagraph shall not be included in the taxes payable by Tenant as set forth in subparagraph (a) above.

            20. ADDITIONAL CHARGES.

                  (a) In addition to all other rental charges provided for in this lease, the Tenant agrees to pay as "Additional Rental," its proportionate share of:

                        (i) all reasonable insurance premium costs, incurred by Landlord in connection with its obtaining and maintaining of fire, extended coverage and all risk insurance;

rental insurance sufficient to include both Base Rent and Additional Rental; sprinkler damage insurance; and public liability insurance, all of which insurance coverage, if maintained, shall be in such amounts and with such companies as Landlord may deem reasonable or proper;

                        (ii) all reasonable costs and expenses reasonably incurred by Landlord in connection with the Landlord's maintenance and repair of the entire premises of which the Premises are a part, in accordance with the provisions of this lease, including, but not limited to, the building grounds, parking area, utilities, as well as all other reasonable costs, fees and expenses incurred by the Landlord in performing its obligations hereunder, subject to the exclusions set forth below; and

                        (iii) management fees for the operation of the Building, at an annual sum equal to four (4%) percent of the Modified Annual Base Rent. The Modified Annual Base Rent for a year is equal to the Annual Base Rent for such year less $90,470.58.

                  The following items are not to be included in the calculation of Additional Rental payable by Tenant on account of operating expenses pursuant to this Paragraph 20:

                  (1) wages, salaries, fees, and fringe benefits paid to administrative or executive personnel above the grade of manager and officers and/or partners of Landlord;

                  (2) any charge for depreciation of the Building or equipment or any interest or other financing charge;

                  (3) all costs relating to activities for the marketing and execution of leases, sublease, assignments and sales of other space in the Building;

                  (4) the cost of electric current and other utilities furnished to any other leasable area in the Building;

                  (5) the cost of: (i) repairs, alterations, additions, and improvements, to the extent required by the lease to be performed by Landlord at its cost and expense, and (ii) correcting defects in the original construction of the Building;

                  (6)   the cost of any alterations, additions,
                        changes, replacements or other items which under generally accepted accounting principles are classified as capital expenditures (including amortization and depreciation of any type); provided that the cost of capital expenditures which are (i) made for the primary purpose of reducing operating costs, but only to the extent that such expenditures do actually reduce operating costs, or (ii) which may be required by governmental authority under any law or regulation first enacted after the Commencement Date shall be included in operating expenses, amortized over the expected useful life of such improvement as reasonably determined by Landlord, together with interest on the unamortized balance at the Prime Rate;

                  (7) Rental for items which, if purchased, would constitute a capital improvement or equipment.

                  (8) interest, fines, penalties or late payment charges incurred as a result of Landlord's violation of the law or failure to pay Taxes or operating expenses in a timely fashion;

                  (9) expenses related to Landlord's general corporate overhead and management office;

                  (10) reserves of any kind, including, but not limited to, replacement reserves, and reserves for bad debts or lost rent or any similar charge not involving the payment of money to third parties;

                  (11) fees and expenses for attorneys, with respect to eviction proceedings or any other cause of action against any other tenants in the Building;

                  (12) costs, including permit, license and inspection costs, incurred with respect to the installation of any other tenants' or occupants' improvements made for other tenants or occupants in the Building or incurred in renovating or otherwise improving, decorating, painting, or redecorating space for other tenants or occupants of the Building;

                  (13) any items otherwise reimbursed (or required to be reimbursed) under another tenant's lease other than as part of such tenant's share of operating expenses;

                  (14) all costs related to Landlord's financing or refinancing in whole or in part of the Building (e.g., points, closing fees, attorneys' fees, environmental investigations);

                  (15) costs arising from (i) Landlord's charitable and political contributions and association dues and expenses and (ii) costs for sculpture, paintings, or other objects of art or the insuring, repair, or maintenance thereof;

                  (16) costs incurred by Landlord due to any violation of the terms and conditions of any lease of space, occupancy agreement or other agreement with respect to the Building;

                  (17) costs which Landlord is obligated to pay to Tenant pursuant to this lease or otherwise;

                  (18) the cost of any parties, ceremonies, or other events for tenants or third parties which are not tenants of the Building, whether conduced in the Building, or in any other location;

                  (19) the cost of any labor, service, materials, supplies, or equipment, which is not comparable to the prevailing market rate for such labor, service, materials, supplies, or equipment at the time in comparable buildings;

                  (20) the entertainment expenses and travel expenses of Landlord, its employees, agents, partners, or affiliates; and

                  (21) costs, repairs and maintenance for items to the extent covered, or required to be covered, by insurance proceeds, guarantees or service contracts or which are otherwise reimbursed (or required to be reimbursed) to Landlord.

                  (b) It is acknowledged that the total annual Additional Rental to be paid by the Tenant pursuant to the provisions of Paragraph 19 and 20 of this lease cannot be determined except on an annual basis. It is therefore agreed that, in addition to the payments of Additional Rental as may be provided for elsewhere in this lease, the Tenant shall pay the estimated monthly sum set forth in (10) of the Preamble on account of its Additional Rental obligations pursuant to the provisions of Paragraphs 19 and 20 of this lease. Said estimated payments shall be paid in advance, on the first day of each month, and shall be based on an annual period from January l through December 31 during each year of the Term hereof and shall be subject to adjustment from time to time by Landlord upon not less than thirty (30) days prior written notice to Tenant, provided that Landlord shall not adjust its estimate of Additional Rental more than two times in any twelve month period unless due to an unusual, unanticipated increase in operating expenses.

                  On or about April 15 of each calendar year during Tenant's occupancy and the calendar year following termination of this lease, or as soon thereafter as is practical, Landlord shall furnish to Tenant a statement in reasonable detail of the actual taxes and operating expenses for the previous year. If for any calendar year Tenant's payments on account for taxes and operating expenses exceeds Tenant's proportionate share of the actual taxes and operating expenses, Landlord shall either credit the overpayment against the next installment of Rental due from Tenant or promptly refund to Tenant the overpayment. Conversely, if the payments made by Tenant on account of the prior year's taxes and operating expenses are less than Tenant's proportionate share of the actual taxes and operating expenses, Tenant shall pay to Landlord, within thirty (30) days after receipt of such statement, as Additional Rent, the underpayment with respect to Tenant's proportionate share of the taxes and operating expenses for the prior year.

                  (c) At Tenant's written request, Landlord shall provide reasonable back up information supporting any annual statement delivered by Landlord pursuant to subparagraph (b) above. Each statement furnished by Landlord to Tenant pursuant to subparagraph (b) shall be conclusive and binding upon Tenant subject to Tenant's right to audit same within the two (2) years after Tenant has received such statement. Tenant shall pay the full amount of the Additional Rental shown to be due on the statement without delay, but by doing so shall not waive its audit rights nor its right to dispute the accuracy or appropriateness of any such statement or any item thereon. Tenant, or its authorized agent, shall have the right, upon reasonable advance notice and during business hours, to inspect the books and records of Landlord applicable to the determination of such annual statement for the purpose of verifying in good faith the information contained in such statement for a period of up to two
(2) years after the receipt of such statement by Tenant. Landlord shall maintain at its office or the office of its managing agent full, complete and accurate books and records prepared in accordance with prudent building management practices with respect to the taxes and operating expenses included in Additional Rental, and shall retain such records with respect to each calendar year for a period not less than three (3) years following delivery of the annual statement for such year, provided, however, in the case of any dispute, Landlord shall keep such records until such dispute is completely and finally resolved. If as a result of any review by Tenant it is determined that an annual statement is in error, Landlord shall repay to Tenant any excess payment made by Tenant to Landlord within 30 days, with interest thereon at the Prime Rate from the time such payment was made to Landlord. In the event that the error caused the statement to overstate Tenant's proportionate share of taxes and operating expenses by two percent (2%) or more, Landlord shall reimburse Tenant within thirty (30) days following such determination for any overpayment of Additional Rent on account of such Operating Costs together with interest at the Overdue Interest Rate plus the reasonable costs of Tenant's audit.

                  (d) For the first and last Lease Years of the Term hereof, the portion of Additional Rental to be paid by the Tenant, other than for real estate taxes, shall be pro rated depending on the proportion which each such Lease Year shall bear to the aforesaid annual period in which it falls.

            21. NON-LIABILITY OF LANDLORD. Landlord shall not be liable for any damage or injury which may be sustained by Tenant or by any other person, as a consequence of the failure, breakage, leakage or obstruction of the street or sub-surface; or of the water, plumbing, steam, sewer, waste or soil pipes; or of the roof, walls, drains, leaders, gutters, valleys, downspouts or the like; or of the electrical, gas, power, conveyor, refrigeration, sprinkler, air conditioning or heating systems; or of the elevators or hoisting equipment; or of any other structural failure; or by reason of the elements; or resulting from theft or pilferage; or resulting from fire, explosion or other casualty; or resulting from the carelessness, negligence or improper conduct on the part of the Tenant, any other tenant, or of Landlord, their agents, employees, guests, licensees, invitees, subtenants, assignees or successors; or attributable to any interference with, interruption of or failure, beyond the control of Landlord, of any services to be furnished or supplied by Landlord. All property kept, maintained or stored in, on or at the Premises shall be so kept, maintained or stored at the sole risk of the Tenant.

            22. INDEMNITY.

                  (a) Tenant agrees, at its sole cost and expense, to indemnify and save Landlord harmless from and against any and all claims, actions, demands and suits, for, in connection with, or resulting from, any accident, injury or damage whatsoever caused to any person or property to the extent arising out of the business conducted in or the use of the Premises, or occurring in, on or about the Premises or any part thereof, or to the extent arising from any act or omission of Tenant or any concessionaire or subtenant or their respective licensees, agents, employees or contractors, or to the extent arising out of any breach or default by Tenant of any term, provision, covenant or condition herein contained, and from and against any and all losses, costs, expenses, judgments and liabilities incurred in connection with any claim, action, demand, suit or other proceeding brought thereon. Said indemnity shall not include any claims, actions, demands, suits or other proceedings or any losses, costs, expenses, judgments or liabilities incurred in connection with same to the extent that they arise from the negligence or willful misconduct of Landlord, its employees, contractors or agents. Said indemnity shall include defending or resisting any proceeding by attorneys reasonably satisfactory to Landlord. It is agreed that attorneys designated by Tenant's insurance carrier shall be deemed to be satisfactory.

                  (b) Landlord agrees, at its sole cost and expense, to indemnify and save Tenant harmless from and against any and all claims, actions, demands and suits, for, in connection with, or resulting from, any accident, injury or damage whatsoever caused to any person or property to the extent arising out of any act or omission of Landlord, its employees, its contractors or agents occurring in, on or about the Premises or any part thereof, or to the extent arising out of any breach or default by Landlord of any term, provision, covenant or condition herein contained, and from and against any and all losses, costs, expenses, judgments and liabilities incurred in connection with any claim, action, demand, suit or other proceeding brought thereon. Said indemnity shall not include any claims, actions, demands, suits or other proceedings or any losses, costs, expenses, judgments or liabilities incurred in connection with same to the extent that they arise from the negligence or willful misconduct of Tenant, its employees, contractors or agents. Said indemnity shall include defending or resisting any proceeding by attorneys reasonably satisfactory to Tenant. It is agreed that attorneys designated by Landlord's insurance carrier shall be deemed to be satisfactory.

            23. RIGHT TO CURE DEFAULT.

                  (a) In the event Tenant shall fail to comply fully with any of its obligations hereunder, then Landlord shall have the right, at its option to cure such breach, at Tenant's expense, upon ten (10) days' prior written notice to Tenant, except in cases of emergency (in which event no notice need be given), and if Tenant shall fail to cure said default within such period, provided however, that if said default cannot be cured within said period, then Tenant shall have commenced in good faith to cure such default within said ten (10) day period and shall continue the curing thereof diligently thereafter. Tenant agrees to reimburse Landlord promptly (as Additional Rental) for all costs and expenses incurred as a result thereof or in connection therewith, together with interest at the Overdue Interest Rate from the date incurred until repaid. Any action so taken by Landlord pursuant to this lease shall not serve to waive or release Tenant from its performance of any obligation hereunder.

                  (b) In the event Landlord shall fail to comply fully with any of its obligations hereunder, then Tenant shall have the right, at its option to cure such breach, at Landlord's expense, upon ten (10) days' prior written notice to Landlord, except in cases of emergency (in which event no notice need be given), and if Landlord shall fail to cure said default within such period, provided however, that if said default cannot be cured within said period, then Landlord shall have commenced in good faith to cure such default within said ten
(10) day period and shall continue the curing thereof diligently thereafter. Landlord agrees to reimburse Tenant promptly (as a reduction in or set-off against Rental) for all costs and expenses incurred as a result thereof or in connection therewith, together with interest at the Overdue Interest Rate from the date incurred until repaid. Any action so taken by Tenant pursuant to this lease shall not serve to waive or release Landlord from its performance of any obligation hereunder.

            24. REMEDIES UPON DEFAULT.

                  (a) In the event Tenant shall:

                        (i) fail to pay, when due, any installment of Rental or any other sum required to be paid by Tenant under this Lease, where such failure continues for more than ten (10) days after Tenant has received written notice of the delinquent payment from or on behalf of Landlord; provided, however, Landlord need not give any such written notice more than twice in any twelve
(12) month period for the balance of such twelve (12) month period an event of default shall have occurred if a payment of any Rental or other sum is more than ten (10) days past due, with or without notice from Landlord;

                        (ii) fail to observe and perform any other provision or covenant of this Lease to be observed or performed by Tenant, where such failure continues for fifteen (15) days after Tenant receives written notice thereof from or on behalf of Landlord; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within such fifteen
(15) day period, Tenant shall not be deemed to be in default if Tenant shall commence the cure of the default within such fifteen

(15) day period and thereafter diligently prosecute the same to completion; or

                        (iii) assign, sublet or permit the Premises to be occupied by someone other than Tenant, except as herein provided; or

                        (iv) make any assignment for the benefit of creditors, file a voluntary petition in bankruptcy, be by any court adjudicated a bankrupt, take the benefit of any insolvency act or be dissolved or liquidated, voluntarily or involuntarily, or if a receiver or trustee of Tenant and/or its property shall be appointed in any proceedings or if any Guarantor hereunder shall cause or suffer any of such events to occur with respect to itself.

then, upon the happening of any of the events set forth in this Paragraph, Landlord shall have the right to terminate this lease and the Term hereof upon not less than ten (10) days' written notice to Tenant, with the same force and effect as though the date so specified were the date hereinabove first set forth as the date of the expiration of the Term (but Tenant shall remain liable to Landlord as hereinafter provided), and at the expiration of the period provided in said notice, the Term hereof and all of the Tenant's right, title and interest hereunder shall cease and terminate, and Landlord without further notice, may reenter the Premises, remove the Tenant and its property therefrom, and have possession and enjoyment of the same, and/or may recover possession thereof as prescribed by law relating to summary proceedings or otherwise.

                  (b) In the event of any such default, reentry, expiration and/or dispossess:

                        (i) the Rental shall become due and be paid up to the time of such reentry, dispossess and/or expiration, together with such reasonable costs and expenses as Landlord may incur in reacquiring possession of the Premises, for reasonable legal expenses, attorneys' and brokerage fees, putting or restoring the Premises in or to good order and altering or preparing the same for re-rental;

                        (ii) Landlord shall use commercially reasonable efforts to relet the Premises (or in Landlord's reasonable discretion, a part thereof) for the account of Tenant for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free rent) and for such uses as Landlord, in its reasonable discretion, may determine, and Landlord may collect and receive any rents payable by reason of such reletting. For purposes of such mitigation, Landlord need not attempt to lease the Premises prior to the lease of other vacant space in the Building, shall not be required to accept a tenant for less than the entire space, and shall not be required to accept any tenant offered by Tenant or observe any instruction given by Tenant about such reletting, but shall at all times act reasonably. For the purpose of such reletting, Landlord may decorate or make reasonable repairs, changes, alterations or additions in or to the Premises to the extent deemed by Landlord desirable or convenient and the reasonable cost of such repairs, changes, alterations or additions shall be charged to and be payable by Tenant as Additional Rent hereunder, as well as any reasonable brokerage and legal fees expended by Landlord. Any sums collected by Landlord from any new tenant obtained for the Premises shall be credited against the balance of Base Rent and Additional Rent due hereunder as aforesaid. In the event of any dispute over whether Landlord exercised commercially reasonable efforts to mitigate damages, or if the costs incurred by Landlord in connection with such reletting were reasonable, the burden of proof shall be on Tenant.

                        (iii) Tenant shall pay Landlord any deficiency between the Rental hereby covenanted to be paid and the net amount, if any, of the rents collected on account of any reletting of the Premises for each month of the period which would otherwise have constituted the balance of the Term. In computing such sum, there shall be added to the Rental hereby covenanted to be paid, such expenses of Landlord as are referred to in subparagraph (b)(i) of this Paragraph. Any such deficiency shall be paid in monthly installments by Tenant on the first day of each month, in advance, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding or by joining, consolidating or otherwise including in one action, any and all claims for subsequent periods;

                        (iv) notwithstanding any other provisions of this lease, Landlord shall be entitled, at its option, in addition and without prejudice to any other rights and remedies it may have hereunder or at law or in equity, to recover from Tenant as damages, in addition to any Rental unpaid or accrued to the date of such reentry, expiration and/or dispossess, together with all of the additional costs and expenses actually incurred by Landlord, an amount equal to the difference between the Rental covenanted to be paid hereunder for what would otherwise have been the unexpired portion of the Term had such reentry, expiration and/or dispossess not occurred, and the then fair and reasonable rental value of the Premises for such unexpired portion of the Term, both discounted to present worth at a rate of seven percent (7%). Landlord shall be entitled to recover and receive the full amount of such damages at whatever time after such reentry, expiration and/or dispossess it seeks to recover the same, without limiting or prejudicing the right of Landlord to seek as damages an amount equal to the maximum amount allowed by applicable law at the time when such damages are sought. In determining the then fair and reasonable rental value of the Premises, the rental realization upon any reletting, if such reletting shall be accomplished within a reasonable time after such reentry, expiration and/or dispossess, shall be deemed prima facie to be such fair and reasonable rental value. Landlord shall be entitled, in addition to the amount of such difference, to also recover such expenses as are referred to in subparagraph (b)(i) of this Paragraph.

                  (c) Landlord may make such alterations, repairs, replacements and/or decorations in or on the Premises as it, in its sole judgment, considers advisable or necessary for the purpose of reletting the Premises; and the making of such alterations, repairs, replacements and/or decorations shall not operate or be construed to relieve Tenant from its liability hereunder. Landlord shall in no event be liable in any way whatever for any failure to relet the Premises, or in the event that the Premises are relet, for the reasonableness of the rental or for the failure to collect any rent under such reletting.

                  (d) In the event of a breach or threatened breach or violation by a party of any of the covenants, conditions, terms or provisions of this lease, the other party shall have the right to seek an injunction or to invoke any remedy allowed at law or in equity, without limitation and in addition to, all rights and remedies herein provided for.

                  (e) The rights and remedies of the parties specified in this lease, as well as the rights and remedies to which a party is entitled by law or in equity, are cumulative and are not intended to be exclusive of or preclude the exercise of any other rights or remedies which may be available to such party in the event of a breach by the other party of any provision of this lease.

                  (f) In no event shall the Tenant be entitled to receive all or any portion of any net surplus monies obtained or received by Landlord either in connection with any reletting or as a result of the exercise of any other right or remedy to which Landlord may be entitled.

            25. INTENTIONALLY OMITTED.

            26. MORTGAGE PRIORITY. Tenant agrees to subordinate this lease to the lien of all ground and underlying leases and to all mortgages and all advances made thereon which may now or hereafter affect the Building, and to all increases, renewals, modifications, consolidations, participations, replacements and extensions thereof, irrespective of the time of recording such lien pursuant to a subordination, non-disturbance and attornment agreement in the form attached hereto as Exhibit F (an "SNDA"). As a condition to the effectiveness of this lease, Landlord shall deliver an SNDA at the time of execution of this Lease from each mortgagee or ground or underlying lessor which affects the Building on the effective date of this lease or which may otherwise be prior in time to this lease.

            27. SURRENDER OF PREMISES. On the expiration date or sooner termination of the Term, Tenant shall quit and surrender the Premises to Landlord, in broom-clean good condition and repair, reasonable wear and tear and damage by fire or casualty excepted, as well as all keys to the Premises, together with all alterations, additions and improvements which may have been made in, on or to the Premises, except (i) alterations, repairs, improvements and additions to the extent Landlord has required removal as provided in Paragraph 12, (ii) for the Above Standard Improvements to the extent removable by Tenant pursuant to Paragraph 3 of this lease, and (iii) movable furniture and equipment, or unattached movable trade fixtures put in at the sole expense of Tenant. Landlord further agrees that Tenant shall not be required to remove ordinary office partition walls or carpeting that may have been installed by Tenant in the Premises.

            In the event Landlord shall have so notified Tenant pursuant to Paragraph 12 hereof that it will require the removal of alterations, additions or improvements as set forth above, then Tenant, prior to the end of the Term, at its sole cost and expense, shall so restore the Premises, remove therefrom all of its movable property together with such alterations, additions and improvements, and fix and repair any and all damage or defacement to the Building and/or lands caused by the installation and/or removal of such alterations, additions, improvements, furniture, equipment, trade fixtures or any other property. Any or all of such property, alterations, additions or improvements requested by Landlord to be removed at the time of consent thereto (or, if no consent was required or obtained, as otherwise provided in Paragraph
12) and not so removed, at Landlord's option, shall become the exclusive property of Landlord or be disposed of by Landlord at Tenant's cost and expense, without further notice or demand. If the Premises be not surrendered as and when aforesaid, Tenant shall indemnify Landlord against any damages, loss or liability resulting therefrom, including, without limitation, any claims made by any succeeding occupant founded on such delay. Tenant's obligation under this Paragraph shall survive the expiration or sooner termination of the Term.

            28. UNAVOIDABLE DELAYS.

                  (a) If, as a result of strikes, lockouts, labor disputes, inability to obtain labor, materials or reasonable substitutes therefor, acts of God, governmental restrictions, regulations or controls, enemy or hostile governmental action, civil commotion, insurrection, revolution, sabotage, fire or other casualty, acts or failure to act by the other party hereto or any other tenant or other conditions beyond the control of a party, whether prior to or during the Term, either party hereto shall fail punctually to perform any lease obligation (other than the payment of Rental), then and in any of such events, such obligation shall be punctually performed as soon as practicable after such condition shall abate. The failure of a party to perform any lease obligation for the reasons set forth herein shall not affect, curtail, impair or excuse this lease or the obligations of the other party hereunder.

                  (b) No diminution or abatement of rent, or other compensation, shall be claimed or allowed for inconvenience or discomfort arising from the making of repairs or improvements to the Building or to its appliances, or arising from the construction of or repairs or improvements to, other buildings, structures, lands or appliances, whether or not the same shall be owned by Landlord. In respect to the various "utility services", if any, to be furnished by the Landlord to the Tenant, it is agreed that there shall be no diminution or abatement of the rent, or any other compensation, for interruption or curtailment of such utility service, when such interruption or curtailment shall be due to accident, alterations or repairs necessary to be made or to inability or difficulty in securing supplies or labor for the maintenance of such utility service or to some other cause, other than the negligence or willful misconduct of the Landlord. No such interruption or curtailment of any such utility service nor any non-performance by Landlord pursuant to subparagraph (a) of this Paragraph, shall be deemed a constructive eviction, nor shall there be any abatement or diminution of rent because of making of repairs, improvements or decorations to the Premises after the date above fixed for the commencement of the Term, it being understood that the Rental shall in any event, commence to run at such date so above fixed. Notwithstanding the foregoing, in the event utility services are interrupted or curtailed due to the negligence of Landlord, Tenant shall be entitled to abate Rental for each day that Tenant is unable to use the Premises due to such interruption or curtailment of utility services.

            29. LANDLORD'S REVIEW, CONSENT OR APPROVAL.

                  (a) With respect to any provision hereof which provides for the review, consent or approval of Landlord, except as otherwise expressly provided in this Lease, said review, consent or approval shall be in writing and shall not be unreasonably withheld, delayed or conditioned. Tenant in no event, shall be entitled to make any claim, and Tenant hereby waives any claim for money damages, whether by way of set off, counterclaim, defense or otherwise, based upon any claim or assertion by Tenant that Landlord has unreasonably withheld, delayed or conditioned any consent or approval relating to subletting or assignment rights of Tenant. Tenant's sole remedies for a claim or assertion that Landlord has unreasonably withheld, delayed or conditioned its consent or approval to any subletting or assignment by Tenant shall be an action or proceeding to enforce any such provision, or for any injunction or declaratory judgment. Tenant shall also be entitled to recover its reasonable out-of-pocket attorneys' and experts' fees and other litigation costs relating to any such action. All expenses reasonably incurred by Landlord in reviewing and acting upon any request for consent hereunder, including but not limited to, reasonable out-of-pocket attorneys' and architects' fees, shall be reimbursed by Tenant to Landlord, shall be deemed to constitute Additional Rental and shall be paid over to Landlord on the first day of the month following demand therefor.

                  (b) In any provision of this Lease in which Tenant is required to obtain Landlord's consent or approval, such consent or approval is not at the sole discretion of Landlord, and such provision does not otherwise provide for an outcome in the event Landlord fails to so consent or approve within any stated time period, then, in such event, Landlord shall be deemed to have consented or approved to such Tenant's request if Landlord fails to consent or approve within such stated time period. In the event of a consent or approval requirement in this Lease as described in the preceding sentence without a stated time period, then, in such event, Landlord shall be deemed to have consented to such Tenant's request or granted such approved if Landlord fails to consent or grant approval within five (5) business days of Tenant's written request for consent or approval.

            30. SECURITY.

                  (a) Tenant, simultaneously herewith, has deposited with Landlord the sum set forth in (8) of the Preamble to be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants, provisions and conditions of this lease to be performed by Tenant. In the event Tenant defaults with respect to any of the terms, covenants, provisions or conditions of this lease, including, but not limited to, the payment of Rental, then in addition to any other remedies to which Landlord may be entitled by virtue of the provisions of this lease, or pursuant to law or equity, Landlord shall have the right to use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Rental or any other sum as to which Tenant is in default or any sum which Landlord may expend or may be required to expend by reason of Tenant's default, including, but not limited to, damages or deficiencies resulting from the reletting of the Premises, whether such damages or deficiencies accrued before or after summary proceedings or other reentry by Landlord. Landlord shall give Tenant notice of such application of all or a portion of such security promptly following such application.

                  (b) In the event the entire security or any portion thereof is appropriated or applied by Landlord for the payment of Rental or any other sums due and payable to Landlord by Tenant hereunder, or for the payment or reimbursement of any cost or expense incurred by Landlord as a result of any default or failure of performance by Tenant hereunder, then Tenant, upon the written demand of Landlord, shall forthwith remit to Landlord a sufficient amount in cash to restore said security to the original sum deposited, which sum is hereby deemed to be Additional Rental, and Tenant's failure to do so within ten (10) days after the forwarding of such demand shall constitute a breach of this lease. If Tenant disputes any application by Landlord of the security, it may make any payment required of Tenant under this subparagraph "under protest," thus fully preserving its right to obtain repayment of said sum if same is determined not to have been due.

                  (c) In the event that Tenant shall fully and faithfully comply with all the terms, provisions, covenants and conditions of this lease, then the security shall be returned to the Tenant within thirty (30) days following the expiration of the Term hereof.

                  (d) Landlord shall maintain the security deposit in a money market account at a United States financial institution, and so long as no default has occurred and is continuing hereunder, Landlord shall pay over to Tenant the interest accrued on the security deposit no less than annually, less an annual administrative charge not to exceed one percent (1%) of the amount of the security deposit. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the security deposited herein except as permitted under the provisions of Paragraph 15 hereof, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

                  (e) In the event of a sale or ground leasing of the Premises, Landlord shall have the right to transfer the security to the purchaser of lessee, shall furnish Tenant with written notice thereof and upon acknowledgement by the transferee of the receipt thereof and responsibility therefor shall be released by Tenant from all liability for the return of such security, and Tenant agrees to look to the transferee solely for the application of said security. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new transferee.

                  (f) It is expressly understood and agreed that the exercise of any remedy by Landlord for any default on the part of Tenant shall not be deemed such a termination of this lease as to entitle Tenant to the recovery of the said security, and said security shall be retained and remain in the possession of Landlord as hereinbefore stated until all sums due from Tenant to Landlord hereunder have been paid.

            31. CERTIFICATION. Each party agrees, without charge and at any time, within ten (10) days after written request of the other party, to certify by a written instrument duly executed, acknowledged and delivered to such other party or any other person, firm or corporation specified in such request:

                  (a) as to whether this lease has been modified or amended, and if so the substance and manner of such modification or amendment;

                  (b) as to the validity and force and effect of this lease;

                  (c) as to the existence of any default thereunder;

                  (d) with respect to Tenant, as to the existence of any offsets, counterclaims or defenses thereto on the part of Tenant;

                  (e) as to the commencement and expiration dates of the Term;

                  (f) as to the dates to which Rental payments have been made;

                  (g) as to any other matters as may reasonably be so requested.

            Any such certificate may be relied upon by the addressee, and the party making the same shall be bound by the contents of such certificate. A party shall not be obligated to deliver any such certificate more than three times in any twelve month period.

            Tenant further agrees to furnish to Landlord at any time, but not more frequently than once per year, within ten (10) days after written request of Landlord, its most recent annual financial statement, certified by a corporate officer and prepared by independent Certified Public Accountants. For so long as Tenant's stock is publicly traded, Tenant may satisfy this requirement by delivery to Landlord of copies of Tenant's financial statements as filed with the Securities and Exchange Commission.

            32. WAIVER OF TRIAL BY JURY. It is further agreed by and between the parties hereto that they shall and do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim or injury or damage.

            33. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant's paying the Rental and observing and performing all of the terms, provisions, covenants and conditions on its part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises during the Term hereof, subject however, to all of the terms, conditions, covenants and provisions of this lease. In the event of any breach by Landlord of this covenant, provided the same would in law or equity entitle Tenant to cancel, Tenant may, by not less than thirty (30) days' written notice given to Landlord, cancel this lease, unless within such thirty (30) day period, Landlord shall have cured such breach.

            34. LANDLORD.

                  (a) The term "Landlord" as used in this lease means only the owner, the holder of a lease or the mortgage in possession for the time being of the Premises, so that in the event of any sale of the land and Building of an assignment of this lease or any underlying lease, Landlord herein shall be and hereby is entirely freed and relieved of all obligations of Landlord accruing hereunder from and after such sale, assignment or lease without the necessity of further agreement between the parties and such purchaser, assignee or lessee, provided that the purchaser, assignee or lessee has assumed and agreed to observe and perform all obligations of Landlord hereunder accruing form and after the effective date of such sale, assignment or lease. In the event of any such sale, assignment or lease, Landlord's liability with respect to its obligations accruing prior thereto shall be limited to the proceeds of such sale, assignment or lease received by Landlord.

                  (b) Notwithstanding any provision to the contrary contained in this Lease, Tenant shall look solely to the estate and interest of Landlord in and to the land and the Building, and Landlord shall have no personal liability, in the even of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant's use of the Premises, and Tenant agrees that the liability of Landlord arising out of or in connection with this lease, the relationship of Landlord and Tenant, or Tenant's use of the Premises shall be limited solely to such estate or interest of Landlord in and to the land and the Building and that Landlord shall have no personal liability as provided above in this sentence. No properties or assets of Landlord other than the estate and interest of Landlord in and to the land and the Building, and no property owned by any partners, officer, member, director or trustee in or of Landlord, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of or in connection with this lease, the relationship of Landlord and Tenant or Tenant's use of the Premises. Further, in no event whatsoever shall any partner, officer, member, director or trustee in or of Landlord have any liability or responsibility whatsoever arising out of or in connection with this lease, the relationship of Landlord and Tenant or Tenant's use of the Premises.

            35. NOTICES. All notices, demands or requests required under the terms of this lease shall be given in writing by either party to the other and shall be complete by personal delivery or by mailing such notices by certified or registered mail, return receipt requested, to the recipient at its address set forth in the Preamble or to such other address as either party may designate in writing, which notice of change of address shall be given in the same manner.

            36. COVENANTS, EFFECT OF WAIVER.

                  (a) Every term, condition, agreement or provision set forth in this lease shall be deemed to also constitute a covenant.

                  (b) The waiver of any term, provisions, covenant or condition by a party hereto shall not be construed as a waiver of a subsequent breach of the same or any other term, provision, covenant or condition, and the consent or approval by a party to or of any act by the other party requiring the first party's consent or approval shall not be construed to waiver or render unnecessary such first party's consent or approval to or of any subsequent similar act by the other party. The failure of a party to insist in any one or more instances upon the strict performance of any term, condition, provision, covenant or agreement or to exercise any option or any right hereunder, shall not be construed as a waiver or relinquishment of the same for the future. The receipt by Landlord of any Rental payment or the acceptance by Landlord of the performance of anything required to be performed by this lease, with knowledge of a breach of any term, condition, provision or covenant of this lease shall not be deemed a waiver of such breach. No term, condition, provision or covenant of this lease shall be deemed to have been waived unless such waiver is in writing and signed by the party entitled to enforce the same. No payment by Tenant or receipt and/or acceptance by Landlord of a lesser sum than the agreed upon Rental shall operate or be deemed or construed to be other than on account of the earliest Rental then unpaid, nor shall any endorsement or statement on any check or any letter or writing accompanying any check nor the acceptance of any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to its right to recover the balance of any Rental or to pursue any other remedy to which it may be entitled.

            37. HOLDING OVER. In the event that Tenant shall not vacate and redeliver the Demised Premises on or before the end of the Term as required by this Lease, Tenant shall be deemed a month-to-month holdover tenant. During the period of holdover tenancy, the Tenant shall be liable for a monthly holdover rental charge for the Demised Premises which charge shall be equal to One and One Half (1 1/2) times the Base Rent payable by Tenant hereunder during the last full month of the Term, together with Additional Rent calculated in accordance with this lease. In addition, Tenant further agrees that if it fails to surrender the Demised Premises within sixty (60) day's after Landlord's notice to Tenant of negotiations with a tenant for all or any portion of the Demised Premises, Tenant (i) shall be liable to Landlord for any and all damages which Landlord shall suffer by reason thereof, and (ii) shall indemnify Landlord against all claims and demands made by any succeeding tenants against Landlord founded upon delay by Landlord in delivering possession of the Demised Premises to such succeeding tenant. The holdover rentals set forth in this Subparagraph
(f) are in lieu of the holdover rentals provided for in N.J.S.A. 2A:42-6 et seq.

            38. REFERENCE. Wherever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, if applicable. The paragraph headings and captions used herein are for reference and convenience only. the words "reenter" and "reentry" as used herein are not restricted to their technical legal meaning.

            39. ENTIRE AGREEMENT. This lease contains the entire agreement between the parties. No oral statement or prior written matter shall have any force or effect nor shall the waiver of any provision of this agreement be effective unless in writing, signed by the waiving party. Tenant agrees that it is not relying on any representations or agreements other than those contained in this lease. This agreement shall not be modified except by a writing executed by both parties. The covenants, provisions, terms, conditions and agreements contained in this lease shall bind the Landlord and Tenant and their respective successors and assigns and shall inure to the benefit of the Landlord, the Tenant, their respective successors, the assigns of Landlord and the assigns of Tenant who shall have obtained an assignment of lease in accordance with the provisions of this lease.

            40. INTENTIONALLY OMITTED.

            41. REAL ESTATE BROKER. Landlord and Tenant each represent to the other that it has dealt with no real estate broker in connection with this lease unless so stated in the Preamble. Tenant agrees that if any claims should be made for commissions by any other broker by reason of any acts of Tenant or its representatives, Tenant will indemnify and save harmless the Landlord from any and all claims, demands, losses, liabilities, judgments, costs, expenses, reasonable attorneys' fees or other damages resulting from, arising out of, or in connection therewith. Landlord agrees to pay brokerage commission due in connection with this lease, if any, to the broker named in the Preamble in accordance with the terms and conditions of a separate agreement entered into or to be entered into between the Landlord and said broker. Landlord agrees that if any claims should be made by any other broker by reason of any acts of Landlord or its representatives, Landlord will indemnify and save Tenant harmless from any and all claims, demands, losses, liabilities, judgments, costs, expenses, reasonable attorneys' fees or other damages resulting from, arising out of, or in connection therewith.

            42. VALIDITY OF LEASE. The terms, conditions, covenants and provisions of this lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, the same shall be deemed to be severable and shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

            43. COMMON AREAS. Notwithstanding anything herein contained to the contrary, all common areas and facilities which Tenant is allowed or permitted to use, are to be used by virtue of a revocable license and if such license shall be revoked or if the common areas shall be diminished or the locations changed, none of such events shall subject Landlord to any liability nor permit any adjustment or abatement of any Rental payments nor be deemed to constitute an actual or constructive eviction, provided that (i) Tenant is provided reasonably equivalent access to the Premises and parking within reasonably similar proximity to the Premises, (ii) such common areas and facilities provide the same services at the same level of service as previously provided to Tenant, and (iii) the prestige of the Building and Premises is not diminished thereby.

            44. REPRESENTATIONS. Each party represents that it is a corporation in good standing with full power and authority to execute this lease and perform its obligations hereunder. Each party agrees to deliver to the other party simultaneously with the execution hereof, a certified copy of a resolution of its Board of Directors authorizing the execution of this lease.

            45. ENVIRONMENTAL COMPLIANCE.

                  (a) Tenant acknowledges that the use to which Tenant shall put the Premises has a Standard Industrial Classification ("SIC") number which is subject to the requirements of the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. and the regulations promulgated thereunder ("ISRA"). Tenant further acknowledges that its operations will involve the use, storage, handling and disposal of hazardous materials, substances or wastes ("Hazardous Substances"), as those terms are defined in any and all Environmental Laws, and Tenant shall comply with all Environmental Laws applicable to Tenant's use, storage, handling and disposal of Hazardous Substances. Environmental Laws shall include any and all federal, state and local statutes and ordinances, as amended, and any regulations, policies or directives based upon them, related to the protection of human health and the environment. By way of example and without limitation, the following shall be deemed to be Environmental Laws: The Comprehensive Environmental Responsibility Compensation and Liability Act, 42 U.S.C. ' 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. ' 6901 et seq.; the Clean Air Act 42 U.S.C. ' 7401 et seq.; the New Jersey Solid Waste Management Act, N.J.S.A. 13:1E-136, et seq.; the New Jersey Worker and Community Right to Know Act, N.J.S.A. 34:5A-1 et seq.; the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq.; the New Jersey Underground Storage of Hazardous Substances Act, N.J.S.A. 58:10A-21 et seq. and ISRA.

                  (b) If required by law, Tenant shall, at Tenant's own expense, comply with ISRA in the event that ISRA becomes applicable to the Premises as a result of any transaction, including any "closing of operations," "transfer of ownership or operations," or "change in ownership" (collectively, the "Triggering Events") of Tenant's operations at the Premises. In this regard, Tenant shall, at Tenant's own expense, pay all filing fees (which do not include NJDEP oversight fees) and, to the extent possible, make all filings required by NJDEP at least one month prior to such Triggering Event except that the filing to be made regarding the expiration of the Lease term shall be made three (3) months prior thereto. Tenant shall proceed to obtain from NJDEP a Negative Declaration, De Minimis Quantity Exemption, a No Further Action Letter, or other ISRA approval as may be issued by NJDEP. Should remediation be necessary as a result of contamination by hazardous substances that results from Tenant's operations at the Premises during the term of this Lease or prior thereto, Tenant shall make all submissions to, provide all information to, and comply with all requirements, including any remediation, of NJDEP, but only as those submissions and requirements relate to conditions at the Premises that are a result of the use or occupancy of the Premises by Tenant or its licensees, employees, agents, contractors, invitees or anyone else acting on behalf of the Tenant (hereinafter, "Tenant's Activities"). Landlord is obligated to provide information and execute documents as reasonably may be requested by Tenant or NJDEP. Tenant shall promptly provide Landlord with true and complete copies of all submissions made to NJDEP in order to comply with this subparagraph (b). Tenant shall notify Landlord in advance of all meetings between Tenant or Tenant's representatives and NJDEP or any other environmental authority with respect to the Premises, and Landlord or Landlord's representatives shall have the right, without the obligation, at Landlord's sole cost and expense, to attend and participate in all such meetings.

                  (c) If ISRA compliance becomes necessary at the Premises as a result of any Triggering Event on the part of Landlord or another tenant, then Landlord shall comply with ISRA. In this regard Landlord shall, at Landlord's own expense, pay all filing fees (which fees do not include NJDEP oversight fees) and make all Initial Filings. Should further submissions, beyond the Initial Filings, and/or remediation be necessary as a result of contamination by hazardous substances that results from operations other than Tenant's Activities, Landlord shall make all submissions to, provide all information to, and comply with all requirements, including remediation, of NJDEP. In this regard, Tenant shall provide all information within Tenant's control and execute all documents reasonably requested by Landlord or NJDEP. Landlord shall promptly provide Tenant with true and complete copies of all submissions made to NJDEP in order to comply with this subparagraph (c).

                  (d) Landlord and Tenant each agree to execute any Remediation Agreement Application and Remediation Agreement, as necessary, to comply with ISRA.

                  (e) In the event that the Initial Filings are conclusive as to whether any contamination by hazardous substances at the Premises results from Tenant's Activities, Landlord or another tenant, the party responsible for causing the contamination shall be responsible for any further investigation or remediation of contamination by hazardous substances ("Environmental Remediation") required by NJDEP. For purposes of this Paragraph 45, Landlord shall be responsible for undertaking all Environmental Remediation that results from its operations or the operations of a tenant other than Tenant. In the event that the Initial Filings are inconclusive as to whether any contamination by hazardous substances at the Premises results from Tenant's Activities, Landlord, or another tenant ("Contamination of Unknown Origin") then the party who is required to make the initial ISRA filing pursuant to subparagraphs (b) and (c) hereof (the "Triggering Party") will continue to be responsible for the Environmental Remediation of the Contamination of Unknown Origin until such time as it can be determined which operations resulted in the Contamination of Unknown Origin. In the event that the Initial Filings are inconclusive as to the cause of the Contamination of Unknown Origin, the party who is not the Triggering Party (the "Non-Triggering Party") shall provide a letter of credit, bond or other financial assurance in a form reasonably satisfactory to the Triggering Party ("Financial Assurance") to the benefit of the Triggering Party in an amount equal to the cost of completing the Environmental Remediation of the Contamination of Unknown Origin, as such cost is estimated by an environmental consultant retained by the Triggering Party. In no event shall Financial Assurance be required if the estimated cost of the Environmental Remediation of the Contamination of Unknown Origin is less than Fifty Thousand Dollars ($50,000). The amount of Financial Assurance required to be posted will be adjusted from time to time as the Environmental Remediation of the Contamination of Unknown Origin progresses and the estimated cost of completing the Environmental Remediation of the Contamination of Unknown Origin increases or decreases. If it is later determined that the Non-Triggering Party is responsible under this paragraph for undertaking the Environmental Remediation of the Contamination of Unknown Origin, the Non-Triggering Party will continue with, and complete, the remediation and will reimburse, indemnify and hold the Triggering Party harmless for any costs, fees, damages or losses, including NJDEP oversight fees, and counsel, engineering and other professional fees which the Triggering Party has incurred or will incur as a result of the Contamination of Unknown Origin. Notwithstanding anything in this paragraph to the contrary, if the Contamination of Unknown Origin is located, or originates, in or under the Demised Premises, the Contamination of Unknown Origin will be presumed to have arisen as a result of Tenant's operations unless the evidence indicates otherwise. If the Contamination of Unknown Origin is located, or originates, in or under a Common Area or outside of the Premises, the Contamination of Unknown Origin will be presumed to result from the operations of Landlord or another tenant unless the evidence indicates otherwise.

                  (f) Landlord shall be responsible for undertaking all Environmental Remediation activities that may be necessary to address environmental problems which do not result from Tenant's Activities before, during or after the term of this Lease. In the event Environmental Remediation of Contamination of Unknown Origin is required pursuant to a statute other than ISRA, the presumptions and method of determining responsibility set forth in subparagraph (e) shall govern.

                  (g) In the event Environmental Remediation by Tenant is required under this paragraph, Landlord agrees to allow Tenant to remediate, with NJDEP approval, to the least stringent standard allowable for industrial properties, including but not limited to any applicable non-residential standards. Landlord hereby agrees that such remediation may include the use of engineering or institutional controls or capping as an engineering control (the "Controls"). No other engineering controls shall be permitted without the written consent of Landlord, which consent shall not be unreasonably withheld. In the event that Controls are imposed at the Premises as a result of environmental problems that result from Tenant's Activities at the Premises, either before, during or after the term of this Lease, Tenant will pay Landlord prior to execution of any Declaration of Restrictions, an amount representing any diminution in value of the Premises and any other direct damages suffered as a result of imposition of such Controls. The amount of damages suffered shall be calculated as the difference between an appraisal of the Premises absent the Controls and an appraisal of the Premises, by an appraiser acceptable to both Landlord and Tenant, with the Controls in place plus any costs likely to be incurred by Landlord to maintain the Controls ("Damages"). In no event shall Tenant be liable to Landlord for Damages unless the Controls are imposed as a result of contamination that results from Tenant's Activities before, during or after the term of this Lease.

                  (h) Reasonably promptly following completion of required investigatory or remedial activities at the Premises, Tenant shall restore the affected areas of the Premises or its environs from any damage or condition caused by Tenant's investigatory or remedial work, including without limitation closing, pursuant to law, and wells installed at or about the Premises by Tenant.

                  (i) During the term of this Lease and thereafter, promptly upon receipt by Tenant or Tenant's representatives, Tenant shall deliver to Landlord copies of all documents which concern environmental conditions or activities, or Environmental Remediation, at the Premises. Such documents shall include, without limitation, all sampling plans, cleanup plans, preliminary assessment plans and reports, site investigation plans and reports, remedial investigation plans and reports, remedial action plans and reports or the equivalent, sampling results, sampling result reports, data, diagrams, charts, maps, quality assurance/quality control documentation, and correspondence, directives, orders, approvals, and disapprovals, sent to or received from NJDEP or any other governmental authority, concerning environmental conditions at the Premises and/or Tenants' compliance with Environmental Laws, including ISRA as discussed in this Paragraph 45, generated by or on behalf of Tenant.

            During the term of this Lease and subsequently, Landlord shall promptly deliver to Tenant copies of all documents which concern environmental conditions or activities, or Environmental Remediation at the Premises. Such documents shall include, without limitation, all sampling plans, cleanup plans, preliminary assessment plans and reports, site investigation plans and reports, remedial investigation plans and reports, remedial action plans and reports or the equivalent, sampling results, sampling result reports, data, diagrams, charts, maps, quality assurance/quality control documentation, and correspondence, directives, orders, approvals, and disapprovals, sent to or received from NJDEP or any other governmental authority, concerning environmental conditions at the Premises and/or Landlord's compliance with Environmental Laws, including ISRA as discussed in this Paragraph 45, generated by or on behalf of Landlord.

                  (j) Tenant covenants and agrees to comply with all Environmental Laws applicable to the Premises and/or Tenant's Activities at the Premises during or after the term of this Lease, including but not limited to the use, storage, handling and disposal of all Hazardous Substances, provided however, that in no event shall Tenant be required to perform Environmental Remediation except to the extent Tenant is responsible for such Environmental Remediation under this Paragraph 45.

                  (k) Landlord covenants and agrees to comply with all Environmental Laws, applicable to the Premises and/or operations of Landlord or any third party at the Premises that could affect the Premises, including but not limited to the use, storage, handling and disposal of all Hazardous Substances, provided however, that in no event shall Landlord be required to perform Environmental Remediation except to the extent Landlord is responsible for such Environmental Remediation under this Paragraph 45.

                  (l) Subsequent to the term of this Lease, Landlord shall allow Tenant, its agents, employees or independent contractors and/or representatives of NJDEP or any other governmental authority, agency or other body to enter the

Premises at reasonable times upon reasonable notice (except that government representatives need only give notice if they are required to do so by law) for the purpose of conducting Environmental Remediation required to be conducted by Tenant under this Lease.

                  (m) Tenant covenants that it will not use or install an underground storage tank ("UST") at the Premises.

                  (n) Landlord represents that as of the execution date of this Lease (i) Landlord has no actual knowledge of the existence of any Hazardous Substances at unlawful levels located at the Premises or upon or under the Land, or the existence or of any conditions thereat which would give rise to a violation of any applicable law or regulation and (ii) Landlord has not been served with, and has no knowledge of, any notices, summons, orders or directives with respect to the Premises or Land, nor are any such proceedings pending, or to the knowledge of Landlord, threatened. Prior to the execution hereof Tenant was given the opportunity to obtain an environmental assessment of the property on which the building is to be constructed.

                  (o) Landlord shall indemnify, defend and hold Tenant harmless from and against all fines, suits, procedures, claims, and actions of any kind which Tenant may incur and which result directly or indirectly, wholly or in part, from Landlord's action or non-action with regard to Landlord's obligations and/or warranties under this Paragraph 45.

      Tenant shall indemnify, defend and hold Landlord harmless from and against all fines, suits, procedures, claims, and actions of any kind which Landlord may incur and which result directly or indirectly, wholly or in part, from Tenant's action or non-action with regard to Tenant's obligations, representations and/or warranties under this Paragraph 45.

                  (p) This Paragraph 45 shall survive the expiration or earlier termination of this lease.

            46. ACCESS LAWS.

                  (a) As used in this paragraph, the term "Access Laws" shall mean the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all state and local laws or ordinances related to handicapped access, or any statute, rule, regulation, ordinance, order of governmental bodies or regulatory agencies, or order or decree of any court adopted or enacted with respect to any of the foregoing. The term Access Laws shall include all Access Laws now in existence or hereafter enacted, adopted or applicable.

                  (b) Landlord makes no representations regarding the compliance of the Premises or Building with Access Laws; provided that, if any improvements or alterations constructed by Landlord to the exterior of the Building do not comply with Access Laws, Landlord shall be responsible for correcting such defects if and to the extent required by law.

                  (c) Tenant agrees to notify Landlord immediately if Tenant becomes aware of (i) any condition or situation in or on the Premises which would constitute a violation of any Access Laws, or (ii) any threatened or actual lien, action or notice of the Premises not being in compliance with any Access Laws. Tenant shall inform Landlord of the nature of any such condition, situation, lien, action or notice and of the action Tenant proposes to take in response thereto.

                  (d) Tenant shall be solely responsible for all costs and expenses relating to or incurred in connection with bringing the Premises, the Building and the common areas into compliance with the Access Laws if and to the extent such costs and expenses arise out of or relate to Tenant's use of the Premises or Tenant's modifications, improvements or alterations to the Premises after the date of this Lease.

                  (e) Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, demands, damages, losses, liens, liabilities, penalties, fines, lawsuits, and other proceedings and costs and expenses (including attorneys fees), arising directly or indirectly from or out of, or in any way connected with, any activity on or use of the Premises, the Building or the Project by Tenant, its agents, employees, contractors, invitees, or any subtenant or concessionaire put into possession of all or any part of the Premises by Tenant, which activity or use results in the Premises violating any applicable Access Laws.

                  (f) The provisions in this Paragraph 46 shall supersede any other provisions in this Lease regarding Access Laws to the extent inconsistent with the provisions of this paragraph. The provisions in this Paragraph 46 shall survive the expiration of the term or the termination of this Lease for any other reason whatsoever.

            47. ERISA. Neither the Tenant nor any affiliate of the Tenant is a tenant under a lease or any other tenancy arrangement (i) with (a) Riggs Bank, N.A., formerly known as The Riggs National Bank of Washington, D.C., as Trustee of the Multi-Employer Property Trust; (b) the Multi-Employer Property Trust; (c) The National Bank of Washington Multi-Employer Property Trust, the previous name of the Multi-Employer Property Trust; (d) Alameda Industrial Properties Joint Venture; (e) Harman

International Business Campus Joint Venture; (f) Beaverton-Redmond Tech Properties; (g) Corporate Drive Corporation as trustee of the Corporate Drive Nominee Realty Trust; (h) Goldbelt Place Joint Venture; (i) Boca 1515, a joint venture; (j) Arboretum Lakes I, L.L.C., a Delaware limited liability company;
(k) Village Green of Rochester Hills Associates L.L.C.; or (l) Pine Street Development, L.L.C.; or (ii) involving any property in which the entities named in clauses (a) through (l) are known by the Tenant to have an ownership interest.

                  Tenant shall at any time upon not less than twenty (20) days written notice execute and deliver to Landlord, lender or assignee or subtenant of Tenant, an estoppel certificate as reasonably requested by Landlord in the form attached as Exhibit "E" with any modifications thereto required by the then applicable state of facts.

            48. OPTION TO RENEW. The Tenant shall have an option to renew this Lease for two five (5) year terms, by giving the Landlord written notice of its intent to exercise its option to renew this Lease for each such five (5) year term no later than twelve (12) months prior to the expiration of the original term or the first renewal term, as the case may be. However, this option shall be available to Tenant if and only if the Tenant is not in breach of any condition or term of this Lease after notice and expiration of the applicable period to cure such breach. The terms and conditions of the Lease shall remain the same and the Premises accepted in its "as-is" condition, except for the payment of Base Rent which shall increase according to the following formula for each renewal period:

                  (a) Promptly following Tenant's notice exercising a renewal option, Landlord and Tenant shall commence negotiations to determine the fair market value of the Premises for each renewal term of the lease (the "FMV"). The Base Rent for the renewal term at issue shall be the greater of (i) the Base Rent payable hereunder immediately prior to the commencement of the renewal term for which this determination is being made, or (ii) the FMV, which is defined as the base rent obtainable for space of similar size and similar finish (excluding the Above Standard Improvements and all alterations, additions and improvements which Tenant is required to remove at the expiration or termination of this lease) at Allendale Corporate Center for the highest and best Permitted Use of the Premises. If the parties have not agreed upon the FMV within thirty (30) days after the date Tenant gives Landlord its renewal notice, Landlord and Tenant shall each appoint an appraiser within thirty (30) days of the end of the first 30-day period to determine the FMV. Each appraiser shall be a real estate broker having the SIOR designation and actively involved in the Bergen County leasing market for light industrial space. If either party fails to timely appoint its appraiser, the appraisal of the more timely appointed appraiser shall determine the FMV.

                  (b) As soon as practical after appointment, but within thirty
(30) days, each appraiser shall submit an appraisal of the FMV to Landlord and Tenant. Each shall deliver a copy of the appraisal to the other within three (3) days of receipt, with a copy to the other appraiser. If the appraisals submitted are within ten (10%) percent of each other, the average of the two appraisals shall be the FMV. If the appraisals submitted are not within ten (10%) percent of each other, within ten (10) days after the submission of the original appraisals, both appraisers shall jointly select a third appraiser qualified as stated above, whose appraisal shall be restricted to a determination of the FMV in an amount neither greater than the higher of the two other appraisals, nor less than the lower of the two other appraisals. If the two appraisers do not timely select the third appraiser, Tenant and/or Landlord may seek an order of a court of competent jurisdiction for the appointment of a third appraiser. The third appraiser's appraisal shall be averaged with the results of the other two appraisals, and such average shall be the FMV. The FMV so determined shall be converted to an Annual Base Rent. In no event will the Annual Base Rent be less than the Annual Base Rent paid for the preceding year. The new Annual Base Rent shall be paid in twelve (12) installments on the first day of each month commencing on the first day of the first month of each renewal term. If the foregoing appraisal procedure shall not result in a determination of the FMV within 90 days after the end of the first 30-day period referred to above, either party may seek a determination by a court of competent jurisdiction as to the FMV.

                  (c) Anything contained herein to the contrary notwithstanding, Tenant shall have the right to rescind its exercise of a renewal option by giving written notice to that effect to Landlord no later than the date ten (10) days following the delivery of the last appraisal obtained pursuant to subparagraph (b). If Tenant does not exercise this right to rescind, Tenant shall be deemed to have confirmed its intention to renew this lease. If Tenant does exercise this right, Tenant shall be responsible for the fees and expenses of all appraisers retained to determine FMV, and the Term shall expire as if Tenant had never exercised such renewal option pursuant to subparagraph (a).

            49. RIGHT OF FIRST OFFER TO LEASE CONTIGUOUS SPACE.

                  (a) Provided Tenant is not in default of any of the terms and conditions of this Lease, Landlord agrees to extend a right of first offer to Tenant on any contiguous space (the "Contiguous Space") in the Building which may become vacant and available after its initial leasing to a third party tenant, but only if the remaining term of this Lease at the time the

Contiguous Space becomes available (including any renewal option exercisable by Tenant) is not less than five (5) years. This right of first offer to lease the Contiguous Space shall be subordinate to any extensions, renewals, or other terms and conditions granted to the third party tenant in connection with the initial leasing of the Contiguous Space. In the event the Contiguous Space or a part thereof becomes available to Tenant, Tenant shall have the right to lease the entire space that is available, but shall specifically not have the right to lease only part of said available space under this provision.

                  (b) When and if such Contiguous Space should become available during the term of this Lease, or at Landlord's option, up to six (6) months prior to the date that the Contiguous Space is scheduled to become available, Landlord shall first offer in writing to lease such Contiguous Space to Tenant and Tenant shall accept such offer, if at all, in writing within fifteen (15) days after receipt by Tenant of all First Offer Costs from Landlord. If Tenant shall not exercise this right of first offer within the time period specified herein, this right of first offer shall no longer apply to the Contiguous Space so offered to Tenant, except as provided in the following sentence. If Landlord exercises its right to offer the Contiguous Space to Tenant up to six (6) months prior to the date the Contiguous Space is scheduled to become available, but at the time of such offer Landlord does not have a proposal outstanding to or a request for proposal from a prospective tenant for such Contiguous Space, then at such time as Landlord receives a request for proposal from a prospective tenant with respect to space in the Building Landlord shall re-offer the Contiguous Space to Tenant on the same terms as contained in such proposal and Tenant shall have fifteen (15) days after Landlord has provided to Tenant all First Offer Costs, to accept such offer as provided above. In no event shall this right of first offer to lease Contiguous Space be in effect if this Lease is available for assignment or if the Premises are available for sublease to other than a Permitted Transferee. First Offer Costs include all costs associated with Tenant's accepting and occupying the Contiguous Space, including, but not limited to, base and additional rent associated with such space, build-out costs, the square footage of the space and the allocable percentage associated with such space and any other costs and expenses associated with the delivery, build-out and rental of the space offered.

                  (c) If this right of first offer is exercised, the annual Base Rent for the Contiguous Space shall be equal to the FMV of the Contiguous Space, determined as provided in Paragraph 48, except that the rescission option granted in subparagraph 48(c) shall not apply to the lease of Contiguous Space. The lease term of the Contiguous Space shall be co-terminus with the lease term for the Premises. In no event shall the lease term for the Contiguous Space be for a period of less than five (5) years. If necessary to assure a term of not less than five years, Tenant must exercise any available renewal option in conjunction with its exercise of this right of first offer.

                  (d) The Contiguous Space shall be delivered to Tenant in its then "as-is" condition, with no obligation on Landlord's part to construct tenant improvements. The lease of the Contiguous Space shall otherwise be on the same terms and conditions as set forth in this Lease.

            50. NON-BINDING NATURE OF SUBMITTAL. It is understood by the Tenant that the submission of this Lease to the Tenant for execution in no way binds the Landlord to any of the terms or contents therein unless or until this Lease has been executed by a duly authorized officer of the Landlord.

            51. MEMORANDUM OF LEASE. Contemporaneously with the execution of this Lease, the parties shall execute and file a memorandum of lease (the "Memorandum of Lease") with respect to this Lease in the form of Exhibit G attached hereto and made a part hereof, and shall record same with the clerk/registrar of the county of Bergen, New Jersey. Neither party may record this Lease or any memorandum of lease with respect to this Lease other than the Memorandum of Lease.

            IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals or caused these presents to be signed and sealed by their proper corporate officers the day and year first above written.


ATTEST:           DATE:            TRAMMELL CROW NE, INC.


                  May 16, 1997        By: /s/ Robert C. Sklow
--------------    ------------        ------------------------------------
                                      Robert C. Sklow
                                      Senior Vice President


ATTEST:           DATE:            PLAYTEX MANUFACTURING, INC.


                  May 7, 1997      By: /s/ Michael F. Goss
--------------    -----------          ----------------------------------
                                       Michael F. Goss
                                       Exective Vice President
                                       Chief Financial Officer

                                    EXHIBIT F

            SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT


      THIS__________ AGREEMENT is made and entered into this the day of ______, 19__ by and between PLAYTEX MANUFACTURING, INC. ("Tenant") and
_______________________ ("Lender") and TRAMMELL CROW NE, INC. ("Landlord").

                                R E C I T A L S:

      WHEREAS, Landlord has executed a lease dated as of , 1997 in favor of Tenant (the "Lease"), a memorandum of which may be recorded simultaneously herewith, covering a certain Premises (the "Premises") therein described located on a parcel of real estate, a legal description of which is attached hereto and incorporated herein by this reference as Exhibit "A" (said parcel of real estate and the Premises being sometimes collectively referred to herein as the "Property"); and

      WHEREAS, Landlord has executed a _____________________________________
(the "Mortgage") dated ____________________, 19__ and recorded on ___________,
19__ at Volume____________________, Page__________, of the _____________________
________________ Records of _____________ County, _____________________ in favor of Lender, payable upon the terms and conditions described therein; and

      WHEREAS, it is a condition to the loan secured by the mortgage that said Mortgage shall unconditionally be and remain at all times a lien or charge upon the Property, prior and superior to the Lease and to the leasehold estate created thereby; and

      WHEREAS, the parties hereto desire to assure Tenant's possession and control of the Property under the Lease upon the terms and conditions therein contained;

      NOW, THEREFORE, for and in consideration of the mutual covenants and premises herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed by the parties hereto, the parties hereto do hereby agree as follows:

                              A G R E E M E N T:

      1. The Lease is and shall be subject and subordinate to the Mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of the principal sum secured thereby and interest accrued and from time to time unpaid thereon, subject to this Agreement.

      2. So long as Tenant is not in default as defined in the Lease in the payment of rent, additional rent or other charges or conditions of the Lease after applicable notice and the expiration of applicable grace periods, Tenant shall not be disturbed by Lender in Tenant's possession, enjoyment, use and occupancy of the Premises during the original or any renewal term of the Lease or any extension or modification thereof, and Lender agrees to be bound by the Lease and all of the terms and conditions thereof. In the event of a conflict between the provisions of the Lease and the Mortgage, the terms of the Lease shall prevail.

      3. Should Lender become the owner of the Property, or should the Property be sold by reason of foreclosure or other proceedings brought to enforce the Mortgage which encumbers the Property, or should the Property be transferred by deed in lieu of foreclosure, or should any portion of the Property be sold under a trustee's sale, this Lease shall continue in full force and effect as a direct lease between the then owner of the Property covered by the Mortgage and Tenant, upon, and subject to, all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, including any extensions therein provided. Tenant does hereby agree to attorn to Lender or to any such owner as its landlord, and Lender hereby agrees that it will accept such attornment.

      4. Notwithstanding any other provision of this Agreement, Lender shall not be (a) liable for any default of any landlord under the Lease (including Landlord), except that Lender agrees to cure any default of Landlord that is continuing as of the date Lender forecloses the Property within thirty (30) days from the date Tenant delivers written notice to Lender of such continuing default, unless such default is of such a nature to reasonably require more than thirty (30) days to cure and then Lender shall be permitted such additional time as is reasonably necessary to effect such cure, provided Landlord diligently and continuously proceeds to cure such default; (b) subject to any offsets or defenses which have accrued prior to the date of foreclosure, unless Tenant shall have delivered to Lender written notice of the default which gave rise to such offset or defense and permitted Lender the same right to cure such default as permitted Landlord under the Lease; (c) bound by any Rent that Tenant may have paid under the Lease more than one month in advance; (d) bound by any amendment or modification of the Lease hereafter made without Lender's prior written consent, which Lender agrees not to unreasonably withhold or delay; (e) responsible for the return of any security deposit delivered to Landlord under the Lease and not subsequently received by Lender.

      5. Tenant agrees that upon receipt of written notice from Lender of an uncured default by Landlord under the Mortgage or the note secured by the Mortgage specifying that from and after such date payments under the Lease are to be made to Lender, all checks for all or any part of rentals and other sums payable by Tenant under this Lease shall be delivered to and drawn to the exclusive order of Lender unless Lender or a court of competent jurisdiction directs otherwise in writing. Such an assignment of rents shall not relieve Landlord of any of its obligations under the Lease and shall not modify or diminish any rights granted to Tenant by the Lease or this Agreement, including but not limited to, Tenant's rights of offset or deduction. Landlord specifically consents to this paragraph 5 and agrees that any amounts paid to Lender pursuant to this paragraph 5 shall be fully credited against Tenant's obligations under the Lease. Landlord relieves Tenant of all liability for the payment of any sums as required under this paragraph 5. Tenant shall have no liability nor obligation to verify the existence of any default so alleged by Lender.

      6. All notices and other communications hereunder shall be in writing and shall be deemed given when received, whether personally, by telegram, telex, facsimile transmission (followed by written confirmation of receipt and subject to a simultaneous copy of such notice being sent by regular mail), registered or certified mail (return receipt requested) or Federal Express or similar reputable nationally recognized overnight carrier providing proof of delivery, to the parties at the following addresses (or at such other address for a party as shall be specified by like note):

                           If to Tenant:

                              _____________________
                              _____________________
                              _____________________
                              _____________________
                              _____________________

                           If to Lender:

                              _____________________
                              _____________________
                              _____________________
                              _____________________
                              _____________________

                           If to Landlord:

                              _____________________
                              _____________________
                              _____________________
                              _____________________
                              _____________________


      7. Said Mortgage shall not cover or encumber and shall not be construed as subjecting in any manner to the lien thereof any of Tenant's improvements (including the Above Standard Improvements, as defined in the Lease) or trade fixtures, furniture, equipment or other personal property at any time placed or installed in the Premises (defined as ________________ under the Lease). In the event the Property or any part thereof shall be taken for public purposes by condemnation or transfer in lieu thereof or the same are damaged or destroyed, the rights of the parties to any condemnation award or insurance proceeds shall be determined and controlled by the applicable provisions of the Lease.

      8. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors in interest, heirs and assigns and any subsequent owner of the Property secured by the Mortgage.

      9. Should any action or proceeding be commenced to enforce any of the provisions of this Agreement or in connection with is meaning, the prevailing party in such action shall be awarded, in addition to any other relief it may obtain, its reasonable costs and expenses, not limited to taxable costs, and reasonable attorneys' fees.

      10. Tenant shall not be enjoined as a party/defendant in any action or proceeding which may be instituted or taken by reason or under any default by Landlord in the performance of the terms, covenants, conditions and agreements set forth in the Mortgage.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                    TENANT: PLAYTEX MANUFACTURING, INC.

                                    By:
                                       ---------------------------------
                                    Name:
                                         -------------------------------
                                    Title:
                                          ------------------------------


                                    LENDER:

                                    By:
                                       ---------------------------------
                                    Name:
                                         -------------------------------
                                    Title:
                                          ------------------------------


                                    LANDLORD: TRAMMEL CROW NE, INC.

                                    By:
                                       ---------------------------------
                                    Name:
                                         -------------------------------
                                    Title:
                                          ------------------------------

STATE OF          )
                  )   SS
COUNTY OF_________)

                           [Acknowledgement of Lender]

      Personally appeared before me, a Notary Public in and for the above County and State, _____________________________ known personally by me and acknowledged by me to be on the date of execution, ______________________________________ of
_________________________________________________ and he/she executed the foregoing for and on behalf of said Corporation by authority of its Board of Directors.

      Witnessed by hand and this notarial seal, this ____________ day of ____________________, 19_____.

                                        ________________________________________
                                        Notary Public in and for the
                                        State and County aforesaid

                                        ________________________________________
                                        (Printed Name of Notary)
My Commission Expires:

____________________________________

STATE OF          )
                  )   SS
COUNTY OF_________)

                           [Acknowledgement of Tenant]

      Personally appeared before me, a Notary Public in and for the above County and State, _____________________________ known personally by me and acknowledged by me to be on the date of execution, ______________________________________ of
_________________________________________________ and he/she executed the foregoing for and on behalf of said Corporation by authority of its Officers.

      Witnessed by hand and this notarial seal, this ____________ day of ____________________, 19_____.

                                        ________________________________________
                                        Notary Public in and for the
                                        State and County aforesaid

                                        ________________________________________
                                        (Printed Name of Notary)
My Commission Expires:

____________________________________

STATE OF          )
                  )   SS
COUNTY OF_________)

                          [Acknowledgement of Landlord]

       Personally appeared before me, a Notary Public in and for the above County and State,______________________________________ known personally by me and acknowledged by me to be on the date of execution, ___________________ of
________________________________________________________________________________
and he/she executed the foregoing for and on behalf of said Corporation by authority of its Board of Directors.

      Witnessed by hand and this notarial seal, this__________day of __________________________________________ , 19______ .

                                        ________________________________________
                                        Notary Public in and for the
                                        State and County aforesaid

                                        ________________________________________
                                        (Printed Name of Notary)
My Commission Expires:

____________________________________

                                    EXHIBIT G

                               MEMORANDUM OF LEASE

      THIS MEMORANDUM OF LEASE (the "Memorandum") is made as of _____________, 199__, by and between, PLAYTEX MANUFACTURING, INC., a Delaware corporation, having an office at ____________________________________________ ("Tenant") and
TRAMMELL CROW NE, INC., a Delaware corporation, having an office at __________________________________________________ ("Landlord").

                                   WITNESSETH:

      WHEREAS, Landlord and Tenant have entered into that certain Lease Agreement dated as of __________, 1997 (the "Lease"), pursuant to which Landlord has leased to Tenant and Tenant has leased from Landlord a portion of certain real property depicted on Exhibit A attached hereto and made a part hereof (the "Premises");

      WHEREAS, Landlord and Tenant wish to place of record the existence of the Lease together with certain of its terms;

      NOT THEREFORE, Landlord and Tenant hereby agree as follows:

      1. The term of the Lease commenced on ___________, 1997, and the terms of this Lease shall be for a period of fifteen (15) years from the date of the Lease, with two five (5) year renewal options, unless sooner terminated pursuant to the terms and conditions of the Lease;

      2. Tenant is the owner of certain improvements located at the Premises and valued at $950,000.00. Such improvements shall remain the sole property of Tenant during the term of the Lease (including renewal options), but shall become the property of Landlord to the extent Tenant does not remove same at the end of the term.

      3. THIS MEMORANDUM OF LEASE HAS BEEN ENTERED INTO FOR THE PURPOSE OF PLACING THE LEASE OF RECORD AND PLACING THE PUBLIC ON NOTICE OF THE NEED TO INQUIRE OF ALL OF THE TERMS OF THE LEASE AND SHALL NOT BE DEEMED TO AMEND, MODIFY, SUPPLEMENT OR CHANGE THE TERMS OF THE LEASE IN ANY RESPECT WHATSOEVER. THE TERMS AND CONDITIONS CONTAINED IN THE LEASE SHALL, AT ALL TIMES AND IN ALL RESPECTS, GOVERN AND CONTROL.

       IN WITNESS WHEREOF, Landlord and Tenant have caused this Memorandum of Lease to be executed as of the day and year first above written.

TENANT:                                 LANDLORD:

PLAYTEX PRODUCTS, INC.                  TRAMMELL CROW NE, INC.

By:                                     By:
   ------------------------                ------------------------
Name:                                   Name:
     ----------------------                  ----------------------
Title:                                  Title:
      ---------------------                   ---------------------

STATE OF NEW JERSEY   :
                    SS:
COUNTY OF             :

      BE IT REMEMBERED, that on this ____ day of ___________, 199___, before me, the subscriber, personally appeared ________________ who acknowledged under oath, to my satisfaction, that this person: (a) is the __________ President of __________________, the corporation named as Landlord in the within instrument; and (b) in such capacity, signed, sealed and delivered this instrument as the voluntary act and deed of the corporation.

                                                    ----------------------------

STATE OF NEW JERSEY   :
                    SS:
COUNTY OF             :

      BE IT REMEMBERED, that on this ____ day of _________, 199___, before me, the subscriber, personally appeared ________________ who acknowledged under oath, to my satisfaction, that this person: (a) is the ____________ president of _________________________, the corporation named as Tenant in the within instrument; and (b) in such capacity, signed, sealed and delivered this instrument as the voluntary act and deed of the company, made by virtue of the authority of its Board of Directors.

                                                    ----------------------------